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                                     AMENDED AND RESTATED CREDIT AGREEMENT

                                                     Among

                                      SOUTHERN CALIFORNIA EDISON COMPANY

                                              The Several Lenders
                                       from Time to Time Parties Hereto

                                          JPMORGAN CHASE BANK, N.A.,
                                            as Administrative Agent

                                         CITICORP NORTH AMERICA, INC.,
                                             as Syndication Agent

             CREDIT SUISSE FIRST BOSTON, LEHMAN COMMERCIAL PAPER INC. and WELLS FARGO BANK, N.A.,
                                            as Documentation Agents

                                         Dated as of December 15, 2005

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                                          J.P. MORGAN SECURITIES INC.
                                        CITIGROUP GLOBAL MARKETS INC.,
                                       as Lead Arrangers and Bookrunners

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                                               TABLE OF CONTENTS

        3.1.   General6
        3.2.   Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.........6
        3.3.   Expiration Date...............................................................6
        3.4.   Participations................................................................6
        3.5.   Reimbursement.................................................................6
        3.6.   Obligations Absolute..........................................................6
        3.7.   Disbursement Procedures.......................................................6
        3.8.   Interim Interest..............................................................6
        3.9.   Replacement of the Issuing Lender.............................................6

SECTION 4. REPRESENTATIONS AND WARRANTIES....................................................6
        4.1.   Financial Condition...........................................................6
        4.2.   No Change.....................................................................6
        4.3.   Corporate Existence...........................................................6
        4.4.   Corporate Power; No Legal Bar.................................................6
        4.5.   Authorization; Enforceability.................................................6
        4.6.   ERISA  .......................................................................6
        4.7.   No Material Litigation........................................................6

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        4.8.   Taxes  .......................................................................6
        4.9.   Purpose of Loans..............................................................6
        4.10.  No Default....................................................................6
        4.11.  Environmental Matters.........................................................6
        4.12.  Projections...................................................................6
        4.13.  First Mortgage Bond; Indenture................................................6

SECTION 5. CONDITIONS PRECEDENT..............................................................6
        5.1.   Conditions of Effectiveness...................................................6
        5.2.   Conditions to Each Loan.......................................................6

SECTION 6. COVENANTS 6
        6.1.   Financial Statements; Certificates............................................6
        6.2.   Compliance; Maintenance of Existence..........................................6
        6.3.   Inspection of Property; Books and Records; Discussions........................6
        6.4.   Notices6
        6.5.   Limitation on Fundamental Changes.............................................6
        6.6.   Amendment of Indenture........................................................6
        6.7.   Disposition of Property.......................................................6
        6.8.   Consolidated Capitalization Ratio.............................................6
        6.9.   Limitation on Liens...........................................................6

SECTION 7. EVENTS OF DEFAULT.................................................................6

SECTION 8. THE ADMINISTRATIVE AGENT..........................................................6
        8.1.   Appointment...................................................................6
        8.2.   Delegation of Duties..........................................................6
        8.3.   Exculpatory Provisions........................................................6
        8.4.   Reliance by Administrative Agent..............................................6
        8.5.   Notice of Default.............................................................6
        8.6.   Non-Reliance on Administrative Agent and Other Lenders........................6
        8.7.   Indemnification...............................................................6
        8.8.   Administrative Agent in Its Individual Capacity...............................6
        8.9.   Successor Administrative Agent................................................6
        8.10.  The Syndication Agent and Documentation Agents................................6

SECTION 9. MISCELLANEOUS.....................................................................6
        9.1.   Amendments and Waivers........................................................6
        9.2.   Notices6
        9.3.   No Waiver; Cumulative Remedies................................................6
        9.4.   Survival......................................................................6
        9.5.   Payment of Expenses and Taxes.................................................6
        9.6.   Transfer Provisions...........................................................6
        9.7.   Adjustments; Set-Off..........................................................6
        9.8.   Counterparts..................................................................6
        9.9.   Severability..................................................................6
        9.10.  Integration...................................................................6

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        9.11.  GOVERNING LAW.................................................................6
        9.12.  WAIVERS OF JURY TRIAL.........................................................6
        9.13.  Submission To Jurisdiction; Waivers...........................................6
        9.14.  Releases of First Mortgage Bond...............................................6
        9.15.  Confidentiality...............................................................6
        9.16.  USA Patriot Act...............................................................6

SCHEDULES

1.1     Lending Offices and Commitments

EXHIBITS
A       Form of Note
B       Form of Exemption Certificate
C       Form of Borrower Closing Certificate
D-1     Form of Legal Opinion of Assistant General Counsel of the Borrower
D-2     Form of Legal Opinion of Special Counsel to the Borrower
D-3     Form of Opinion of Special Counsel to the Administrative Agent
E       Form of Assignment and Acceptance
F       Form of Bond Delivery Agreement
G       Form of New Lender Supplement
H       Form of Commitment Increase Supplement

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                                     AMENDED AND RESTATED CREDIT AGREEMENT

               This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 15, 2005 (as may be amended, supplemented or otherwise modified from time to time, this "Agreement"), is made by and among SOUTHERN
CALIFORNIA EDISON COMPANY, a California corporation (the "Borrower"), the several banks and other financial institutions from time to time parties hereto (the "Lenders"), CITICORP NORTH AMERICA, INC., as syndication agent (in such capacity the "Syndication Agent"), CREDIT SUISSE FIRST BOSTON, LEHMAN COMMERCIAL PAPER INC.
and WELLS FARGO BANK, N.A., as documentation agents (in their respective capacities as such, the
"Documentation Agents"), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and, together with the Syndication Agent and the Documentation Agents, the "Agents").

                                             W I T N E S S E T H:

               WHEREAS, the Borrower, the Lenders and the Agents are parties to the Credit Agreement, dated as of February 1, 2005 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing
Credit Agreement");

               WHEREAS, the Borrower has requested that (i) the Lenders increase the loan commitments under the Existing Credit Agreement by $450,000,000 (the "Revolving Commitment Increase") to $1,700,000,000, (ii)
the Lenders increase the letter of credit commitments under the Existing Credit Agreement by $400,000,000
(the "Letter of Credit Commitment Increase") to $1,400,000,000, (iii) certain other amendments be made to the
Existing Credit Agreement and (iv) the Existing Credit Agreement be amended and restated in its entirety; and

               WHEREAS, the Lenders are willing to make the Revolving Commitment Increase and the Letter of
Credit Commitment Increase available to the Borrower and make certain other amendments to the Existing Credit
Agreement upon the terms and conditions set forth herein;

               NOW, THEREFORE, the Borrower, the Lenders and the Agents hereby agree that the Existing Credit
Agreement shall be amended and restated in its entirety as follows:

SECTION 1.                                               DEFINITIONS
1.1.    Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

               "ABR":  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%)
        equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective
        Rate in effect on such day plus 1/2 of 1%.  Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

               "ABR Loans":  Loans the rate of interest applicable to which is based upon the ABR.

               "Act":  as defined in Section 9.16.

               "Additional Costs":  as defined in Section 2.13(a).

               "Administrative Agent": as defined in the preamble hereto.

               "Affiliate":  as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

               "Agents":  as defined in the preamble hereto.

               "Agreement":  as defined in the preamble hereto.

               "Applicable Margin":  for any day, the applicable rate per annum set forth under the relevant column heading below, based upon the then most current senior secured debt ratings (or, at any time following the Unsecured Facility Option Date, the senior unsecured debt ratings) of the Borrower issued by S&P and Moody's, respectively:

                                                           Applicable    Letter of      Utililization
                                   Facility   Applicable   Margin for     Credit             Fee
                                     Fee      Margin for   Eurodollar   Participation
       Level         Rating         Rate       ABR Loans      Loans      Fee Rate

        1        A+/A1 or higher     0.060%       0%          0.140%        0.140%        0.050%
        2        A/A2                0.070%       0%          0.180%        0.180%        0.050%
        3        A-/A3               0.080%       0%          0.220%        0.220%        0.050%
        4        BBB+/Baa1           0.090%       0%          0.310%        0.310%        0.050%
        5        BBB/Baa2            0.110%       0%          0.390%        0.390%        0.100%
        6        BBB-/Baa3           0.150%       0%          0.450%        0.450%        0.100%
        7        BB+/Ba1             0.200%       0%          0.675%        0.675%        0.100%
        8        Lower than          0.250%     0.075%        0.750%        0.750%        0.100%
                 BB+/Ba1

               Subject to the provisions of this paragraph  regarding split ratings,  changes in the Applicable
        Margin shall become effective on the date on which S&P and/or Moody's changes its relevant  rating.  In the event of split  ratings,  the higher rating shall govern.  In the event that, at any time, a rating is not available from one of such rating  agencies,  the  Applicable  Margin shall be determined on the basis of the rating from the other rating  agency.  In the event that,  at any time,  ratings from each such  rating  agency  are not  available  for  companies  generally,  the  Applicable  Margin  shall be determined on the basis of the last  rating(s)  made  available.  In the event that, at any time,  such ratings are not available for the Borrower but are generally  available for other  companies,  then the
        Applicable Margin shall be as for Level 8.

               "Approved Fund":  with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such
        Lender or by an affiliate of such investment advisor.

               "Assignee":  as defined in Section 9.6(c).

               "Assignment and Acceptance":  as defined in Section 9.6(c).

               "Board":  the Board of Governors of the Federal Reserve System (or any successor).

               "Bond Delivery Agreement":  the Bond Delivery Agreement to be executed and delivered by the
        Borrower and the Administrative Agent substantially in the form of Exhibit F.

               "Borrower": as defined in the preamble hereto.

               "Borrowing Date":  any Business Day specified in a notice pursuant to Section 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

               "Business Day":  a day other than a Saturday, Sunday or other day on which commercial banks in
        New York City are authorized or required by law to close, except that, when used in connection with a
        Eurodollar Loan, the term "Business Day" shall mean any Business Day (as defined above) on which dealings in foreign currencies and exchange between banks may be carried on in London, England and in
        New York, New York.

               "Closing Date":  December 15, 2005.

               "Code":  the Internal Revenue Code of 1986, as amended from time to time.

               "Commitment":  as to any Lender, the obligation of such Lender to make Loans and to acquire participations in Letters of Credit in the aggregate principal and/or face amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof, including Section 2.1.

               "Commitment Increase Amount":  as defined in Section 2.1(b).

               "Commitment Increase Notice":  as defined in Section 2.1(b).

               "Commitment Period":  the period from and including the Closing Date to the Termination Date.

               "Commitment Utilization Percentage":  on any day, the percentage equivalent of a fraction (a)
        the numerator of which is the Total Exposures and (b) the denominator of which is the Total
        Commitments (or, on any day after termination of the Commitments, the Total Commitments in effect immediately preceding such termination).

               "Commonly Controlled Entity":  an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

               "Consolidated Capital":  at any time, the sum of, without duplication, (i) Consolidated Total
        Indebtedness plus (ii) the amount set forth opposite the captions "shareholder's equity" and
        "preferred stock" (or similar captions) on a consolidated balance sheet of the Borrower prepared in accordance with GAAP plus (iii) the outstanding principal amount of any junior subordinated deferrable interest debentures or similar securities issued by the Borrower or any of its Subsidiaries after the
        Closing Date.

               "Consolidated Capitalization Ratio":  on the last day of any fiscal quarter, the ratio of (a)
        Consolidated Total Indebtedness to (b) Consolidated Capital.

               "Consolidated Total Indebtedness":  at any date, the sum of (i) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date determined on a GAAP consolidated basis and (ii) without duplication, the aggregate principal amount of all Indebtedness of any other Persons at such date determined on a GAAP consolidated basis to the extent the payment of such Indebtedness is guaranteed by the Borrower or any of its Subsidiaries.

               "Contractual Obligation":  as to any Person, any provision of any security issued by such
        Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Conversion Date":  as defined in Section 2.6.

               "Declining Lender":  as defined in Section 2.18.

               "Default":  any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Documentation Agents":  as defined in the preamble hereto.

               "Dollars" and "$":  dollars in lawful currency of the United States of America.

               "Environmental Laws":  any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other
        Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

               "ERISA":  the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Eurodollar Loans":  Loans the rate of interest applicable to which is based upon the
        Eurodollar Rate.

               "Eurodollar Rate":  with respect to each day during each Interest Period pertaining to a
        Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the next higher of 1/100th of
        1%) equal to the rate for Dollar deposits for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on page 3750 of the Telerate screen at or about 11:00
        A.M., London time, two Business Days prior to the beginning of such Interest Period.  In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the
        "Eurodollar Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such
        Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein, and in an amount comparable to the amount of its Eurodollar
        Loan.

               "Eurodollar Tranche":  the collective reference to Eurodollar Loans the then current Interest
        Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

               "Event of Default":  any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Excess Utilization Day":  each day on which the Commitment Utilization Percentage exceeds 50%.

               "Existing Credit Agreement":  as defined in the recitals hereto.

               "Existing Termination Date":  as defined in Section 2.18.

               "Exposure":  with respect to any Lender at any time, an amount equal to the amount of such
        Lender's outstanding Loans and LC Exposure at such time.

               "Extending Lender":  as defined in Section 2.18.

               "Facility Fee":  the facility fee payable pursuant to Section 2.3(a) at the Facility Fee Rate.

               "Facility Fee Rate":  the facility fee rate per annum set forth in the definition of
        "Applicable Margin".

               "Federal Funds Effective Rate":  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or,
        if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions

        received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

               "First Mortgage Bond":  the First and Refunding Mortgage Bond issued by the Borrower to the
        Administrative Agent pursuant to the Indenture in the principal amount from time to time equal to the
        Total Commitments.

               "GAAP":  generally accepted accounting principles in the United States of America in effect from time to time.

               "Governmental Authority":  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Hedge Agreements":  all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

               "Indebtedness":  of any Person at any date, without duplication, (a) all indebtedness of such
        Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or representing reimbursement obligations in respect of letters of credit which have been funded, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all indebtedness created or arising under any conditional sale or title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (e) all direct and indirect guarantee obligations (whether by guarantee, reimbursement or indemnity or agreement to maintain financial condition or solvency or otherwise) of such Person in respect of any obligations of the type described in the preceding clauses
        (a) through (d) of any other Person, (f) all obligations of the kind referred to in clauses (a)
        through (d) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (g) for the purposes of Section 7(g) only, all obligations of such Person in respect of Hedge Agreements in an amount equal to the net amount that would be payable by such Person upon the acceleration, termination or liquidation thereof.  Notwithstanding the foregoing, with respect to the Borrower, Indebtedness shall not include (i) notes outstanding pursuant to those certain Rate Reduction Certificates, Series 1997-1 issued by SCE Funding LLC, a Subsidiary of the
        Borrower, (ii) obligations under a Receivables Securitization of such Person, (iii) any junior subordinated deferrable interest debentures or similar securities issued by the Borrower or any of its
        Subsidiaries after the Closing Date, (iv) power-purchase contract obligations and fuel contract obligations that in each case are included as indebtedness on the consolidated balance sheet of the
        Borrower and (v) indebtedness of variable interest

        entities that are consolidated with the Borrower for financial reporting purposes and whose indebtedness is non-recourse to the Borrower and its Subsidiaries (other then such entities).

               "Indenture":  the Trust Indenture, dated as of October 1, 1923 between the Borrower and The
        Bank of New York and D.G. Donovan as trustees, as amended and supplemented from time to time.

               "Indenture Trustee":  The Bank of New York, as successor to Harris Trust and Savings Bank, and any other successors thereto as trustee under the Indenture.

               "Interest Payment Date":  (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan, having an Interest Period of three months or less, the last day of each
        Interest Period therefor, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof (e.g., six months), after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Eurodollar Loan the date of any repayment or prepayment made in respect thereof.

               "Interest Period":  (a) with respect to any ABR Loan, the period commencing on the Borrowing
        Date or the Conversion Date, as the case may be, with respect to such ABR Loan and ending on the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, and (b) with respect to any Eurodollar Loan:

(i)     initially, the period commencing on the Borrowing Date or the Conversion Date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(ii)    thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

        provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                      (1)  if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                      (2)  any Interest Period for a Loan that would otherwise extend beyond the Termination
               Date shall end on the Termination Date; and

                      (3)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

               "Issuing Lender":  JPMorgan Chase Bank and each other Lender which agrees to act as Issuing
        Lender hereunder, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 3.9.  The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender, in which case the term
        "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such
        Affiliate.

               "JPMorgan Chase Bank":  JPMorgan Chase Bank, N.A., a national banking association.

               "LC Disbursement":  a payment made by the Issuing Lender pursuant to a Letter of Credit.

               "LC Exposure":  at any time, the sum of (a) the aggregate undrawn amount of all outstanding
        Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Percentage of the total LC Exposure at such time.

               "Lenders":  as defined in the preamble hereto; provided that, wherever appropriate, each reference herein to the Lenders shall be deemed to include the Issuing Lender.

               "Lending Office":  each Lender's lending office designated in Schedule 1.1 or such other office of such Lender notified to the Administrative Agent and Borrower.

               "Letter of Credit":  any letter of credit issued pursuant to this Agreement.

               "Letter of Credit Commitment Increase":  as defined in the recitals hereto.

               "Letter of Credit Fronting Fee":  as defined in Section 2.3(c).

               "Letter of Credit  Participation  Fee": the letter of credit  participation fee payable pursuant to Section 2.3(c) at the Letter of Credit Participation Fee Rate.

               "Letter of Credit  Participation  Fee Rate":  the  letter of credit  participation  fee rate per annum set forth in the definition of "Applicable Margin".

               "Lien":  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention

        agreement and any capitalized lease obligation having substantially the same economic effect as any of the foregoing).

               "Loan":  any loan made by any Lender pursuant to Section 2.1.

               "Loan Documents":  this Agreement, the Bond Delivery Agreement and any Notes.

               "Material Adverse Effect":  a material adverse effect on the business, property, operations or financial condition of the Borrower and its consolidated Subsidiaries taken as a whole.

               "Materials of Environmental Concern":  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, but excluding any such substances, materials or wastes that are used or present on any property in conformance with the Requirements of Law.

               "Moody's":  Moody's Investors Service, Inc.

                "Mortgaged Property":  all real and personal property from time to time intended to be made subject to the Lien of the Indenture.

               "New Lender":  as defined in Section 2.1(c).

               "Non-Excluded Taxes":  as defined in Section 2.14(a).

               "Non-U.S. Lender":  as defined in Section 2.14(d).

               "Note":  as defined in Section 2.4(e).

               "Noticed Anniversary Date":  as defined in Section 2.18.

               "Other Taxes":  any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan
        Document.

               "Participants":  as defined in Section 9.6(b).

               "PBGC":  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title
        IV of ERISA.

               "Percentage":  as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have terminated, the percentage which the aggregate principal

        amount of such Lender's Exposure at such time constitutes of the Total Exposures at such time.

               "Person":  an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Plan":  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5)
        of ERISA.

               "Prime Rate":  the rate of interest per annum publicly announced from time to time by JPMorgan
        Chase Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors).

               "Receivables Securitization":  any financing pursuant to which accounts receivable of the
        Borrower or any of its Subsidiaries are (or are purported to be) sold or pledged, which financing shall be non-recourse (except for customary limited recourse provisions) to the Borrower and its
        Subsidiaries.

               "Register":  as defined in Section 9.6(d).

               "Regulation FD": as defined in Section 9.15.

               "Regulatory Change":  as to any Lender or the Issuing Lender, any change occurring or taking effect after the date of this Agreement in federal, state, local or foreign laws or regulations, or the adoption or making or taking effect after such date of any interpretations, directives, or requests applying to a class of lenders including the Lenders or to the Issuing Lender, as the case may be, of or under any federal, state, local or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

               "Required Lenders":  at any date, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have terminated or for the purposes of determining whether to accelerate the Loans pursuant to Section 7, the Total Exposures at such time.

               "Requirement of Law":  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Responsible Officer":  the Chief Financial Officer, the Treasurer or any Assistant Treasurer
        of the Borrower, or any employee of the Borrower designated by any of the foregoing.

               "Revolving Commitment Increase":  as defined in the recitals hereto.

               "S&P":  Standard & Poor's Ratings Group.

               "Significant Subsidiary":  as defined in Regulation S-X of the United States Securities and
        Exchange Commission (or any successor), as the same may be amended or supplemented from time to time.

                "Subsidiary":  as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or
        Subsidiaries of the Borrower.

               "Syndication Agent": as defined in the preamble hereto.

               "Termination Date":  the date upon which the Commitments shall terminate, which shall be
        December 15, 2010, unless extended pursuant to Section 2.18.

               "Total Commitments":  at any time, the aggregate amount of the Commitments then in effect.  The amount of the Total Commitments as of the Closing Date is $1,700,000,000.

               "Total Exposures":  at any time, the aggregate amount of the Exposures of all Lenders at such time.

               "Transferee":  as defined in Section 9.6(f).

               "Type":  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

               "Unsecured Facility Option Date":  as defined in Section 9.14(b).

               "Utilization  Fee": the  utilization  fee payable  pursuant to Section 2.3(d) at the Utilization
        Fee Rate.

               "Utilization Fee Rate":  the utilization fee rate per annum set forth in the definition of
        "Applicable Margin".

               1.2    Other Definitional Provisions.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have their defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto or thereto.

(b)     As used herein and in the Notes and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)     The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section,
Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)     The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                      SECTION 2.  AMOUNT AND TERMS OF THE CREDIT FACILITY

2.1.    The Commitments; Increase in Total Commitments.  (a)  Subject to the terms and conditions hereof, each
Lender severally agrees to make revolving credit loans to the Borrower from time to time during the
Commitment Period in an aggregate principal amount at any one time outstanding that will not result in such
Lender's Exposure exceeding such Lender's Commitment.  During the Commitment Period the Borrower may use the
Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Notwithstanding anything to the contrary in this Agreement, in no event may
Loans be borrowed under this Section 2 if, after giving effect thereto, the aggregate principal amount of the
Total Exposures at such time would exceed the Total Commitments then in effect.  The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.6.

               (b) In the event that the Borrower wishes from time to time to increase the Total Commitments, it shall notify the Administrative Agent in writing of the amount (the "Commitment Increase Amount") of such proposed increase (such notice, a "Commitment Increase Notice"), and the Administrative Agent shall notify each Lender of such proposed increase.  The Borrower may, at its election (i) offer one or more of the
Lenders the opportunity to participate in all or a portion of the Commitment Increase Amount pursuant to paragraph (d) below and/or (ii) with the consent of the Administrative Agent and the Issuing Lender (which consent shall not be unreasonably withheld or delayed), offer one or more additional banks, financial institutions or other entities the opportunity to participate in all or a portion of the Commitment Increase
Amount pursuant to paragraph (c) below.  Each Commitment Increase Notice shall specify which Lenders and/or banks, financial institutions or other entities the Borrower desires to participate in such Commitment increase.  The Borrower or, if requested by the Borrower, the Administrative Agent, will notify such Lenders and/or banks, financial institutions or other entities of such offer.  Each Commitment Increase Amount shall be at least $50,000,000.

               (c) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Commitments and which elects to become a party to this Agreement and provide a Commitment in an amount so offered and accepted by it pursuant to Section 2.1(b)(ii) shall execute a New Lender Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit
G, whereupon such bank, financial institution or other entity (herein called a "New Lender") shall become a
Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.1 shall be deemed to be amended to add the name and Commitment of such New Lender, provided that the Commitment of any such new Lender shall be in an amount not less than $5,000,000.

               (d) Any Lender which accepts an offer to it by the Borrower to increase its Commitment pursuant to Section 2.1(b)(i) shall, in each case, execute a Commitment Increase Supplement with the Borrower and the
Administrative Agent, substantially in the form of Exhibit H, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 1.1 shall be deemed to be amended to so increase the Commitment of such Lender.

               (e) Notwithstanding anything to the contrary in this Section 2.1, (i) in no event shall any increase effected pursuant to this Section 2.1 cause the Total Commitments hereunder to exceed $2,200,000,000 and (ii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

               (f) On the effective date of each increase in the Commitments pursuant to this Section 2.1 and notwithstanding other provisions of this Agreement to the contrary (i) the Lenders shall make such payments as shall be directed by the Administrative Agent in order that the outstanding Loans shall be held ratably by the Lenders based on their respective Commitments and (ii) participations in outstanding Letters of Credit shall be deemed to be reallocated according to the respective Commitments of the Lenders.  Payments of interest, fees and commissions with respect to the Loans and Letters of Credit shall be made to give effect to any adjustments in the Loans and participations in the Letters of Credit made pursuant to this Section 2.1.

               (g) On the effective date of each increase in the Commitments pursuant to this Section 2.1, the conditions set forth in paragraphs (b), (c), (e), (f) (with appropriate modifications), (h) and, prior to the
Unsecured Facility Option Date, (g) of Section 5.1 shall have been satisfied with respect to such increased
Commitments as if such paragraphs applied to such increase, mutatis mutandis.

2.2.    Procedure for Borrowing.  The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice, which notice must be executed by a Responsible Officer of the Borrower and received by the Administrative Agent prior to (a) 12:30 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) 12:00 Noon, New York City time, on the requested Borrowing Date, in the case of ABR Loans.  Each such notice shall specify (i) the amount to be borrowed, (ii) the requested
Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective lengths of the initial Interest Periods therefor.  Each borrowing under the Commitments shall be in an amount equal to
(x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that a borrowing under the Commitments that is an ABR Loan may be in any aggregate amount that is required to finance the reimbursement of all or a part of an LC Disbursement as contemplated by Section 3.5.  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its pro rata share of each borrowing available to the
Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in
Section 9.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the
Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders promptly upon receipt thereof and in like funds as received by the Administrative Agent; provided that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 3.5 shall be remitted by the Administrative Agent to the applicable Issuing Lender.

2.3.    Fees.  (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a
Facility Fee for the period from and including the first day of the Commitment Period to and excluding the
Termination Date, computed at the Facility Fee Rate on the average daily amount of the Commitment of such
Lender (or, following termination of the Commitment of such Lender, on the average daily amount of the
Exposure of such Lender) during the period for which payment is made, payable in arrears on the last day of each March, June, September and December and on the Termination Date and, following termination of the
Commitments, on demand.

(b)     The Borrower agrees to pay to the Administrative Agent for its own account any fees separately agreed to by the Borrower and the Administrative Agent in writing.

(c)     The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender (including the Issuing Lender) a Letter of Credit Participation Fee with respect to its participations in Letters of
Credit, which shall accrue at the Letter of Credit Participation Fee Rate on the average daily amount of such
Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's
Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the
Issuing Lender a fronting fee (the "Letter of Credit Fronting Fee"), which shall accrue at the rate per annum separately agreed with the Issuing Lender on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the
Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal, extension or administration of any Letter of Credit or processing of drawings thereunder, such standard fees of JPMorgan Chase Bank as Issuing Lender as in effect as of the Closing Date having been disclosed in writing to Borrower prior to the Closing Date.  Letter of Credit Participation Fees
and Letter of Credit Fronting Fees accrued through and including the last day of March, June, September and

December of each year shall be payable on each such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 15
Business Days after demand.

               (d) The  Borrower  agrees to pay to the  Administrative  Agent for the  account of each Lender a
Utilization  Fee for the period from and including the first day of the Commitment  Period to and excluding the
Termination  Date,  computed at the  Utilization  Fee Rate on the average  daily amount of the Exposure of such
Lender for each Excess  Utilization Day during the period for which payment is made,  payable in arrears on the last day of each March,  June,  September and December and on the Termination Date and,  following  termination of the Commitments, on demand.

2.4.    Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby unconditionally promises to pay to the
Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such
Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to
Section 7).  The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.8.

(b)     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this
Agreement.

(c)     The Administrative Agent shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

(d)     The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.4(b)
shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the
Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such
Borrower by such Lender in accordance with the terms of this Agreement.

(e)     The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower
will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such
Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a
"Note").

2.5.    Prepayments and Termination or Reduction of Commitments.  (a)  The Borrower may, upon not less than three Business Days' notice to the Administrative Agent, terminate or reduce the unutilized amount of the
Commitments.  Any reduction of the Commitments shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

(b)     The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent.  Each such notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar
Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each.
Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.15 and (except in the case of ABR Loans)
accrued interest to but excluding such date on the amount prepaid.  Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

2.6.    Conversion and Continuation Options.  ABR Loans may, at any time, be converted into Eurodollar Loans and Eurodollar Loans may, on the last day of any Interest Period applicable thereto, be converted into ABR
Loans or continued as Eurodollar Loans (the date of any such conversion, the "Conversion Date"), as follows:

(a)     In order to continue outstanding Eurodollar Loans as Eurodollar Loans for another Interest Period, or to convert ABR Loans to Eurodollar Loans, the Borrower shall give the Administrative Agent irrevocable notice thereof prior to 12:30 P.M. New York City time, three Business Days before the first day of the
        Interest Period to be applicable to such continued or converted Eurodollar Loans, which notice shall specify the length of the Interest Period requested by the Borrower to be applicable to such Loans.

(b)     No Loan may be converted into, or continued as, a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a continuation.

(c)     If the Borrower fails to give a notice as described above in this Section 2.6 to continue an outstanding Eurodollar Loan or to convert such Loan to an ABR Loan, or if such continuation or conversion is not permitted pursuant to paragraph (b) above, such Loans shall be automatically converted to ABR Loans on the last day of the then expiring Interest Period applicable to such Loans.

(d)     The Administrative Agent shall promptly notify each Lender of each notice received by the
        Administrative Agent from the Borrower pursuant to this Section 2.6.

2.7.    Minimum Amounts and Maximum Number of Tranches.  All borrowings, prepayments, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $10,000,000 or a whole multiple of
$1,000,000 in excess thereof.  In no event shall there be more than five Eurodollar Tranches outstanding at any time.

2.8.    Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin therefor.

(b)     Each ABR Loan shall bear interest for each day from the applicable Borrowing Date at a rate per annum equal to the ABR plus the Applicable Margin therefor.

(c)     If all or a portion of (i) the principal amount of any Loan or reimbursement obligation in respect of any LC Disbursement, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, to the extent permitted by applicable law, bear interest at a rate per annum which is equal to the rate applicable to ABR Loans pursuant to Section 2.8(b) plus 2% from the date of such non-payment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

(d)     Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.9.    Computation of Interest and Fees.  (a)  Interest calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and Facility Fees, Letter of Credit Participation Fees, Letter of Credit Fronting Fees
and Utilization Fees shall be calculated on the basis of a 360-day year for the actual days elapsed.  The
Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate.

(b)     Each determination of an interest rate by the Administrative Agent pursuant to any provision of this
Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.
The Administrative Agent shall deliver to the Borrower upon request a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.8(a) or (b).

2.10.   Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(a)     the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error) that the Eurodollar Rate can not be determined by any of the means set forth in the definition of "Eurodollar Rate" and, by reason of circumstances affecting the eurodollar market, quotations of interest rates for the relevant deposits are not being provided to JPMorgan Chase Bank in the relevant amount or for the relevant maturities for purposes of determining the Eurodollar Rate for such Interest Period, or

(b)     the Administrative Agent shall have received notice from the Required  Lenders that the Eurodollar
Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders, absent manifest error) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter.  If such notice is given
(x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR
Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to
Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans.  Each such Lender shall promptly notify the
Administrative Agent upon any change in such determination of the adequacies and fairness of the Eurodollar
Rate, and the Administrative Agent shall promptly withdraw its notice to the Borrower following receipt of such notices from the Required Lenders.  Until such withdrawal by the Administrative Agent, no further
Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR
Loans to Eurodollar Loans.

2.11.   Pro Rata Treatment and Payments.  (a)  Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower of any Facility Fee, Letter of Credit Participation Fee or Utilization Fee hereunder, each payment (including each prepayment) by the Borrower on account of principal of and interest on the
Loans, and any reduction of the Commitments of the Lenders shall be made pro rata according to the
Percentages of the Lenders, in each case except to the extent another provision of this Agreement specifies a different treatment.  All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 4:00 P.M., New York City time, on the due date thereof to the Administrative Agent (except payments to be made directly to the Issuing Lender as expressly provided herein), for the account of the
Lenders, at the Administrative Agent's office specified in Section 9.2, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder becomes due and payable on a day other than a
Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b)     Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the
Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this
Section shall be conclusive in the absence of manifest error.  If such Lender's pro rata share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such
Borrowing Date, the Administrative Agent shall also be entitled to repayment of such amount with interest thereon at the rate per annum otherwise applicable to such Loans hereunder, on demand, from the Borrower and, upon such payment, no further interest shall be payable with respect to such amount.  The payment of interest by a Lender to the Administrative Agent pursuant to this Section 2.11(b) shall not be deemed to be a waiver of any right the Borrower may have against such Lender for such Lender's failure to make Loans to the
Borrower as required hereunder.

2.12.   Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any
Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement (a) such Lender shall promptly give notice thereof to the Borrower and the Administrative Agent, (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (c) such Lender's outstanding Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.

2.13.   Additional Costs.  (a)  If, as a result of any Regulatory Change:

(i)     any Lender or the Issuing Lender shall be subject to any tax of any kind whatsoever with respect to amounts payable to it under this Agreement or any Eurodollar Loan made by it, or the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof is changed (except, in each case, for Non-Excluded Taxes covered by Section 2.14, net income taxes and franchise taxes, and changes in the rate of tax on the overall net income of such Lender); or

(ii)    any reserve, special deposit, or capital adequacy, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any Lender or the Issuing
        Lender are imposed, modified, or deemed applicable; or

(iii)   any other condition affecting this Agreement, any Eurodollar Loans or any Letter of Credit or
        participation therein is imposed on any Lender or the Issuing Lender after the date hereof; and

any Lender or the Issuing Lender, as the case may be, determines that, by reason thereof, the cost to such
Lender of making or maintaining its Commitment or any of its Eurodollar Loans to the Borrower, or the cost
(including reduced rate of return) to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit, as the case may be, is increased or any amount receivable by such Lender or the Issuing Lender hereunder in respect of any of such Loans or Letters of Credit is reduced, in each case by an amount reasonably deemed by such Lender or the Issuing Lender to be material (such increases in cost and reductions in amounts receivable being herein called "Additional Costs"), then the Borrower shall pay to such
Lender or the Issuing Lender, as the case may be, upon its request the additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such Additional Costs within 15
Business Days after written notice of such Additional Costs is received by the Borrower; provided, however,

that if all or any such Additional Costs would not have been payable or incurred but for such Lender's voluntary decision to designate a new Lending Office, the Borrower shall have no obligation under this
Section 2.13 to compensate such Lender for such amount relating to such Lender's decision; provided, further, that the Borrower shall not be required to make any payments to such Lender or the Issuing Lender for
Additional Costs resulting from capital adequacy requirements incurred more than 60 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of such Lender's intention to claim compensation therefor.  Each Lender will notify the Borrower and the Administrative Agent of any
Regulatory Change occurring after the date of this Agreement which will entitle such Lender or the Issuing
Lender, as the case may be, to compensation pursuant to this Section 2.13(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.  If such Lender or the Issuing
Lender requests compensation under this Section 2.13(a) in respect of any Regulatory Change, the Borrower may, by notice to such Lender or the Issuing Lender, as applicable, require that such Lender or the Issuing
Lender forward to the Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.

(b)     Without limiting the effect of the provisions of Section 2.13(a) (but without duplication thereof), the Borrower will pay to any Lender, within 15 Business Days of receipt by the Borrower of notice from such
Lender, for each day such Lender is required to maintain reserves against "Eurocurrency liabilities" under
Regulation D of the Board as in effect on the date of this Agreement, an additional amount determined by such
Lender equal to the product of the following:

(i)     the principal amount of the Eurodollar Loan;

(ii)    the remainder of (x) a fraction the numerator of which is the Eurodollar Rate for such Eurodollar Loan and the denominator of which is one minus the rate at which such reserve requirements are imposed on such Lender on such day minus (y) such numerator; and

(iii)   1/360.

Such Lender shall request payment under this Section 2.13(b) by giving notice to the Borrower as of the last day of each Interest Period for each Eurodollar Loan (and, if such Interest Period exceeds three months'
duration, also as of three months, or a whole multiple thereof, after the first day of such Interest
Period).  Such notice shall specify the basis for requesting such compensation and the method for determining the amount thereof.  Such Lender shall provide any evidence of such requirement to maintain reserves as the
Borrower may reasonably request.

(c)     Determinations by any Lender or the Issuing Lender for purposes of this Section 2.13 of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made absent manifest error.

2.14.   Taxes.  (a)  All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, the Issuing Lender or any Lender as a result of a present or former connection between the Administrative Agent, the Issuing
Lender or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the
Administrative Agent, the Issuing Lender or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), unless the
Borrower is compelled by law to make such deduction or withholding.  If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Issuing Lender or any
Lender hereunder or under any Note, the amounts so payable to the Administrative Agent, the Issuing Lender or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Issuing
Lender or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts they would have received had no such obligation been imposed on the Borrower; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes that are attributable to such Lender's designation of a different Lending Office (provided that such Non-Excluded Taxes are imposed at the time of the first payment to such Lender under this Agreement following such designation and excluding any designation required by any Requirement of Law or occurring pursuant to Section 2.16) or failure to comply with the requirements of paragraph (d) of this Section 2.14.

(b)     In addition, the Borrower shall pay any Other Taxes (other than Other Taxes that are being or promptly will be contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP, provided that the Borrower shall be permitted not to pay such Other Taxes being so contested only so long as such nonpayment could not reasonably be expected to have any adverse effect on the rights or remedies of the Lenders hereunder or under any other Loan Document) to the relevant Governmental Authority in accordance with applicable law.

(c)     Whenever any Non-Excluded Taxes or Other Taxes (other than Other Taxes that are being or promptly will be contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP, provided that the Borrower shall be permitted not to pay such
Other Taxes being so contested only so long as such nonpayment could not reasonably be expected to have any adverse effect on the rights or remedies of the Lenders hereunder or under any other Loan Document) are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative
Agent for the account of the Administrative Agent or the relevant Lender or Issuing Lender, as the case may be, certificates or other valid vouchers or receipts received by the Borrower showing payment thereof.  If the Borrower fails to pay any such Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Issuing Lender and the Lenders for any
incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing
Lender or any Lender as a result of any such failure.

(d)     Each Lender (or Transferee) that is not a "United States person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN (certifying as to entitlement to treaty benefits) or Form
W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit B and a Form W-8BEN (certifying as to beneficial ownership), or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S.
Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S.
Lender, or upon the reasonable request by the Borrower or the Administrative Agent.  Each Non-U.S. Lender
shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S.
taxing authorities for such purpose).  Each Non-U.S. Lender agrees to (i) promptly notify the Administrative
Agent and Borrower if any fact set forth in any such certificate ceases to be true and correct and (ii) take such steps and may be reasonably necessary to avoid any applicable Requirements of Law that Borrower make any deduction or withholding for taxes from amounts payable to the Non-U.S. Lender under this Agreement.
Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph after the date it becomes a party to this Agreement (or, in the case of any
Participant, after the date such Participant purchases the related participation) that such Non-U.S. Lender is not legally able to deliver.

2.15.   Indemnity.  The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of Eurodollar Loans or in the conversion into or continuation of Eurodollar Loans, after the Borrower has given a notice requesting or accepting the same in accordance with the provisions of this
Agreement, (b) default by the Borrower in making any prepayment of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if applicable, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to but excluding the last day of the relevant Interest Period (or proposed Interest Period) at the applicable rate of interest for such

Loans provided for herein (excluding, however, the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.

2.16.   Change of Lending Office.  Each Lender agrees that if it makes any demand for payment under Sections
2.13 or 2.14(a), or if any adoption or change of the type described in Section 2.12 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different Lending Office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Sections 2.13 or 2.14(a), or would eliminate or reduce the effect of any adoption or change described in Section 2.12.

2.17.   Replacement of Lenders under Certain Circumstances.  The Borrower shall be permitted to replace any
Lender (a) which requests reimbursement for amounts owing pursuant to Sections 2.13 or 2.14 (for itself or its Participant) or for which amounts are otherwise payable by the Borrower pursuant to Section 2.14, (b)
which is affected in the manner described in Section 2.12 and as a result thereof any of the actions described in said Section is required to be taken, (c) which defaults in its obligation to make Loans hereunder, with a replacement bank or other financial institution or (d) which is a Declining Lender;
provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par), without duplication, all Loans, participations in LC
Disbursements and other amounts owing to such replaced Lender on or prior to the date of replacement,
(iv) the Borrower shall be liable to such replaced Lender under Section 2.15 if any outstanding Eurodollar
Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest
Period relating thereto, (v) the replacement bank or institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (c) and (e) (provided that the Borrower or the replacement bank or institution shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Sections 2.13 or 2.14, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative
Agent or any other Lender shall have against the replaced Lender.

2.18.   Extension Option.  The Borrower may request that the Total Commitments be renewed for additional one year periods by providing notice of such request to the Administrative Agent no earlier than 45 days but no later than 30 days prior to November 6, 2006 or any anniversary thereof (each, a "Noticed Anniversary
Date").  If a Lender agrees, in its individual and sole discretion, to renew its Commitment (an "Extending
Lender"), it will notify the Administrative Agent, in writing, of its decision to do so no earlier than 30 days prior to the applicable Noticed Anniversary Date (but in any event no later than 20 days prior to such
Noticed Anniversary Date).  The Administrative Agent will notify the Borrower, in writing, of the Lenders'
decisions no later than 15 days prior to such Noticed Anniversary Date.  The Extending Lenders' Commitments
will be renewed for an additional year from the then existing Termination Date, provided that (i) more than
50% of the Total Commitments is extended or otherwise committed to by Extending Lenders and any new Lenders and (ii) all representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except
(A) any representations and warranties which are explicitly stated as having been made as of a specific date, which representations and warranties shall be true and correct in all material respects on and as of such date and (B) the representations and warranties set forth in Sections 4.2 and 4.7 shall not be required to be restated.  Any Lender that declines or does not respond to the Borrower's request for commitment renewal (a
"Declining Lender") will have its Commitment terminated on the earlier of (i) the then existing Termination
Date (without regard to any renewals by other Lenders) (the "Existing Termination Date") and (ii) the date such Declining Lender is replaced in accordance with Section 2.17.  The Borrower will have the right to accept commitments from third party financial institutions acceptable to the Administrative Agent in an amount equal to the amount of the Commitments of any Declining Lenders, provided that the Extending Lenders will have the right to increase their Commitments up to the amount of the Declining Lenders' Commitments before the Borrower will be permitted to substitute any other financial institutions for the Declining
Lenders.  The Borrower may only so extend the Termination Date twice.

                                           SECTION 3. LETTERS OF CREDIT

3.1.    General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the
Issuing Lender and in all respects consistent with the terms of this Agreement, at any time and from time to time during the period from and including the Closing Date to the date which is 15 Business Days prior to the
Termination Date.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the
Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

3.2.    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a
Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 3.3), the amount of such Letter of
Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form (it being understood that this Agreement shall govern in the event of any inconsistency between any such application and this

Agreement) in connection with any request for the issuance of a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each
Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $1,400,000,000 and (ii) the sum of the Total Exposures shall not exceed the Total Commitments.

3.3.    Expiration Date.  No Letter of Credit shall expire later than the close of business on the earlier of
(i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is one year following the Termination Date; provided that (A) with respect to any Letter of Credit having an expiration date beyond the Termination Date, the Borrower shall cash collateralize such Letter of Credit on the Termination Date in an amount equal to the amount of such Letter of Credit and otherwise on terms satisfactory to the
Administrative Agent or the Borrower shall provide to the Issuing Lender a standby letter of credit in an amount equal to the amount of such Letter of Credit and otherwise in form and substance satisfactory to the
Issuing Lender, (B) no Letter of Credit may terminate after the Existing Termination Date if, after giving effect to such Letter of Credit, the Total Commitments of the Extending Lenders (including any entity that becomes a Lender pursuant to Section 2.17) for the period following the Existing Termination Date would be less than the LC Exposure of the Letters of Credit expiring after the Existing Termination Date and (C) the
Letter of Credit participations of any Declining Lender provided for in Section 3.4 shall terminate on the
Existing Termination Date.

3.4.    Participations.  By the issuance, amendment, renewal or extension of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the
Administrative Agent, for the account of the Issuing Lender, such Lender's Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in Section 3.5, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, the Issuing Lender, any Lender or any other Person, (iv) any breach of this Agreement or any other Loan
Document by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

3.5.    Reimbursement.  If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 4:00 P.M., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 P.M., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 4:00 P.M., New York City time, on the Business Day immediately following the day that the
Borrower receives such notice; provided that (a) if the unreimbursed amount of such LC Disbursement is
$5,000,000 or less or (b) if the unreimbursed amount of all LC Disbursements made by the Issuing Lender on any given Business Day are, in the aggregate, $5,000,000 or less, the Borrower may reimburse such unreimbursed amount or, if the Borrower does not do so, the Administrative Agent may, in its discretion, finance such unreimbursed amount on behalf of the Lenders with an ABR Loan in an equivalent amount (and, if not promptly reimbursed by the Borrower, shall notify the Lenders of the making of such ABR Loan).  If the unreimbursed amount of such LC Disbursement(s) is more than $5,000,000 and the Borrower fails to reimburse such LC Disbursement(s) when due, or if the unreimbursed amount of such LC Disbursement(s) is $5,000,000 or less and the Administrative Agent has not funded an ABR Loan in accordance with the immediately preceding sentence, the Administrative Agent shall notify each Lender of the unreimbursed amount of each applicable LC
Disbursement and such Lender's Percentage thereof.  Promptly following receipt of such notice (or notice that the Administrative Agent has funded an ABR Loan in accordance with the immediately preceding sentence), each
Lender shall pay to the Administrative Agent its Percentage of the unreimbursed amount of each such LC
Disbursement (it being understood that each Lender hereby agrees to pay such amount notwithstanding that any condition to the making of a Loan hereunder may not be satisfied), in the same manner as provided in
Section 2.2 with respect to Loans made by such Lender (and Section 2.11(b) shall apply, mutatis mutandis, to the payment obligations of the Lenders to the Administrative Agent pursuant to this Section 3.5), and the
Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the
Lenders.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC
Disbursement (other than the funding of ABR Loans as contemplated above) shall be treated as an ABR Loan that is immediately due and payable in the principal amount of such LC Disbursement.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative
Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to this Section to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

3.6.    Obligations Absolute.  The Borrower's obligation to reimburse LC Disbursements as provided in Section
3.5 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii)
any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing
Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their directors, officers,

employees, affiliates and agents, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the
Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the
Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct in (i) making payment under any Letter of Credit against presentation of a draft or other document that on its face does not comply with the terms of such Letter of Credit, (ii) failing to make payment under any Letter of Credit against presentation of any draft or other document that is in strict compliance with the terms of such Letter of
Credit or (iii) retaining drafts or other documents presented under a Letter of Credit.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

3.7.    Disbursement Procedures.  The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder;
provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

3.8.    Interim Interest.  If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement by payment or by an ABR Loan, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC
Disbursement within one Business Day of the date when due pursuant to Section 3.5, then Section 2.8(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 3.5 to reimburse the
Issuing Lender shall be for the account of such Lender to the extent of such payment.

3.9.    Replacement of the Issuing Lender.  The Issuing Lender may be replaced at any time (i) by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing
Lender or (ii) at the Borrower's election by written notice to the Administrative Agent and the Issuing

Lender to be replaced but only if the credit rating of the Lender then serving as Issuing Lender is not, at the time of such election, reasonably acceptable to the Borrower.  The Administrative Agent shall notify the
Lenders of any such replacement of the Issuing Lender.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.3(c).  From and after the effective date of any such replacement, (i) the successor
Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender"
shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                                           SECTION 4.   REPRESENTATIONS AND WARRANTIES

               To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the
Loans and issue or participate in the Letters of Credit, as the case may be, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1.    Financial Condition.  (i)  The consolidated balance sheet of the Borrower and its consolidated
Subsidiaries as at December 31, 2004 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP, and (ii) the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2005 and the related consolidated statements of income and of cash flows for the nine-month period ended on such date, copies of which have been included, respectively, in the Borrower's Annual Report on Form 10-K and Quarterly Report on
Form 10-Q for the fiscal year and nine-month period, respectively, ended as of such dates, as filed with the
Securities and Exchange Commission, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year and nine-month period, respectively, then ended.  Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

4.2.    No Change.  From September 30, 2005, there has been no development or event which has had a Material
Adverse Effect.

4.3.    Corporate Existence.  The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (b) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a
Material Adverse Effect.

4.4.    Corporate Power; No Legal Bar.  The execution, delivery, and performance by the Borrower of this
Agreement, the Bond Delivery Agreement and any Note are within its corporate powers, have been duly authorized by all necessary corporate action, and do not violate any provision of law or any agreement, indenture, note, or other instrument binding upon or affecting it or its charter or by-laws or give cause for acceleration of any of its Indebtedness, except to the extent that such violation or acceleration would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5.    Authorization; Enforceability.  All authorizations, approvals, and other actions by, and notices to and filings with all Governmental Authorities required for the due execution, delivery and performance of this Agreement and any Note have been obtained or made and are in full force and effect, except to the extent that the failure to obtain or make, or to have in full force and effect, such authorizations, approvals, other actions, notices and filings would not, in the aggregate, reasonably be expected to have a Material
Adverse Effect.  Each of this Agreement and each Note executed in connection herewith is a legally valid and binding obligation of the Borrower enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally.

4.6.    ERISA.  No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code)
or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or "reportable event" (herein defined as any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder) has occurred in the last five years with respect to any Plan which would reasonably be expected to have a
Material Adverse Effect with respect to the consolidated financial condition of the Borrower and its consolidated Subsidiaries.  The present value of all benefits vested under all Plans maintained by the
Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date, exceed the value of the assets of the Plan allocable to such vested benefits.

4.7.    No Material Litigation.  There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or, to the knowledge of the Borrower, threatened against the Borrower or any Significant Subsidiary of the Borrower which have not been disclosed in public filings with the Securities and Exchange Commission (a) that would reasonably be expected to have a
Material Adverse Effect or (b) with respect to any of the Loan Documents.

4.8.    Taxes.  All United States Federal income tax returns of the Borrower and its Significant Subsidiaries that file consolidated income tax returns with the Borrower have been examined and closed through the fiscal year of the Borrower ended December 31, 1990. The Borrower and such Significant Subsidiaries have filed all
United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the
Borrower or any such Significant Subsidiary, except (a) any taxes that are being or promptly will be contested in good faith by appropriate proceedings and for which the Borrower or such Significant Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) any taxes that are immaterial in amount.  The charges, accruals and reserves on the books of the Borrower and such Significant
Subsidiaries in respect of any taxes and other governmental charges are, in the opinion of the Borrower, adequate.

4.9.    Purpose of Loans.  The proceeds of the Loans shall be used by the Borrower for general corporate purposes (including to refinance and repay its commercial paper issuances).  Letters of Credit shall be issued for general corporate purposes of the Borrower.  The use of proceeds of the Loans and the issuance of and use of proceeds of Letters of Credit shall be in compliance with all applicable decisions of the
California Public Utilities Commission.  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect.

4.10.   No Default.  Neither the Borrower nor any of its Significant Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a
Material Adverse Effect and no Default or Event of Default has occurred and is continuing.  The execution, delivery and performance of the Loan Documents do not contravene any provision of the Indenture.

4.11.   Environmental Matters.  The Borrower and its Significant Subsidiaries do not have liabilities under
Environmental Laws or relating to Materials of Environmental Concern that have not been disclosed in public filings with the Securities and Exchange Commission as of the Closing Date that would reasonably be expected to have a Material Adverse Effect.

4.12.   Projections.  The projections contained in any document, certificate or statement furnished as of the date hereof by or on behalf of the Borrower to the Administrative Agent or the Lenders, or any of them, pursuant to this Agreement or any other Loan Document are based, as of the date such document, certificate or statement was so furnished, upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

4.13.   First Mortgage Bond; Indenture.  (a)  The First Mortgage Bond and the Indenture are legally valid binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally.  The issuance of the First
Mortgage Bond to the Administrative Agent is not required to be registered under the Securities Act of 1933, as amended.  The execution, delivery and performance by the Borrower of the First Mortgage Bond and the
Indenture are within its corporate powers, have been duly authorized by all necessary corporate action and do not violate any provision of law or any agreement, indenture, note or other instrument binding upon or affecting it or its charter or by-laws or give cause for acceleration of any of its Indebtedness, except to the extent such violation or acceleration would not, in the aggregate, have a material adverse effect on the value of the First Mortgage Bond or the Mortgaged Property or the enforceability of the First Mortgage Bond or the Indenture.

(b)     All authorizations, approvals and other actions by, and notices to and filings with, all Governmental
Authorities required for the due execution, delivery and performance of the First Mortgage Bond and the
Indenture have been obtained or made and are in full force and effect.

(c)     The Indenture creates in favor of the Indenture Trustee for the ratable benefit of the holders of each outstanding series of mortgage bonds issued under the Indenture including the First Mortgage Bond, a legally valid and enforceable first priority security interest in the Mortgaged Property existing as of this date and constitutes a perfected security interest in all such Mortgaged Property, subject to (i) the terms of the franchises, licenses, easements, leases, permits, contracts and other instruments under which the Mortgaged
Property is held or operated, (ii) in respect of atomic energy facilities included within the Mortgaged
Property, the provisions of the Atomic Energy Act of 1954, as amended, and regulations thereunder, (iii) in respect of the Borrower's interest in the New Mexico Generating Station commonly referred to as the "Four
Corners Project," and the easements and lease therefor, possible defects in title, including possible conflicting grants or encumbrances not ascertainable because of the absence of or inadequacies in the applicable recording law and the record system of the Bureau of Indian Affairs and The Navajo Nation, the
possible inability of the Borrower to resort to legal process to enforce its rights against The Navajo Nation without Congressional consent and, in the case of the Borrower's lease, possible impairment or termination under certain circumstances by Congress or the Secretary of the Interior, and (iv) such other liens, prior rights and encumbrances none of which other liens, prior rights and encumbrances, with minor or insubstantial exceptions, affects from a legal standpoint the security for the First Mortgage Bond or the Borrower's right to use such properties in its business.  The Indenture conforms to the requirements of the Trust Indenture
Act of 1939, as amended.

(d)     The Borrower has good title to the Mortgaged Property, subject only to the exceptions set forth in the
Indenture and in paragraph (c) above, none of which (with the possible exception of the matter referred to in
Section 4.13(c)(iii) above) materially impairs the use of the property affected thereby in the operation of the business of the Borrower and except for defects in title or interest that would not, in the aggregate have a material adverse effect on the value of the Mortgaged Property.

(e)     The First Mortgage Bond is a bond issued pursuant to and entitled to the benefit of the Indenture and have been authenticated in accordance with the Indenture.

(f)     Upon delivery of the First Mortgage Bond to the Administrative Agent and unless the First Mortgage
Bond has been released by the Administrative Agent, the First Mortgage Bond has been paid in full, or the
Commitments have been terminated, (i) the First Mortgage Bond is outstanding (to the extent the Commitments have not been permanently reduced), (ii) the Administrative Agent is the holder of the First Mortgage Bond for all purposes under the Indenture (unless the Administrative Agent transfers such First Mortgage Bond) and
(iii) the First Mortgage Bond ranks pari passu with all other bonds and instruments issued pursuant to the
Indenture.

(g)     The representations and warranties made by the Borrower in the Indenture are true and correct in all material respects after giving effect to the Loans and the use of the proceeds contemplated herein and the issuance of the Letters of Credit.

(h)     As of and after giving effect to the Closing Date, the amount of outstanding Indebtedness issued under the Indenture, excluding Indebtedness under the First Mortgage Bond, is $3,971,290,000.

SECTION 5.                                           CONDITIONS PRECEDENT
5.1.    Conditions of Effectiveness.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on or prior to December 31, 2005:

(a)     Execution of Agreement.  (i)  This Agreement shall have been executed and delivered by a duly authorized officer of each of the Borrower and the Administrative Agent and (ii) the Administrative Agent
shall have received an executed counterpart hereof (or a copy thereof by facsimile transmission) from each
Lender listed on Schedule 1.1.

(b)     Closing Certificate.  The Administrative Agent shall have received a certificate of the Borrower, dated as of such effective date, substantially in the form of Exhibit C, executed by any Responsible Officer and the Secretary or any Assistant Secretary of the Borrower, and attaching the documents referred to in
Sections 5.1(c), (d) and (e).

(c)     Corporate Proceedings.  The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower (or a
duly authorized committee thereof) authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents and (ii) the borrowings contemplated hereunder.

(d)     Corporate Documents.  The Administrative Agent shall have received a copy of the articles of incorporation and by-laws of the Borrower.

(e)     Regulatory Approvals.  The Administrative Agent shall have received copies of any required orders of the California Public Utilities Commission approving the Borrower's execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings hereunder.

(f)     Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions, with a copy for each Lender:

(i)     the executed legal opinion of Barbara E. Mathews, Vice President, Associate General Counsel, Chief
        Governance Officer and Corporate Secretary to the Borrower, substantially in the form of Exhibit D-1;

(ii)    the executed legal opinion of Munger, Tolles & Olson LLP, special counsel to the Borrower, substantially in the form of Exhibit D-2; and

(iii)   the executed legal opinion of Simpson Thacher & Bartlett LLP, special New York counsel to the
        Administrative Agent, substantially in the form of Exhibit D-3.

(g)     First Mortgage Bond.  The Administrative Agent shall have received:

(i)     The First Mortgage Bond in the principal amount equal to the Total Commitments as of the Closing Date.

(ii)    A certificate of a duly authorized officer of the Indenture Trustee certifying that the First Mortgage
        Bond has been authenticated and is outstanding under the Indenture.

(iii)   A certificate of a duly authorized officer of the Borrower certifying that attached thereto is (i) a document that completely and correctly incorporates the provisions of the original Indenture dated as of October 1, 1923, omitting specific property descriptions, as amended by the First, Third, Fourth,
        Fifth, Sixth, Eighth, Twenty-Fourth and Eighty-Eighth Supplemental Indentures, which are the only supplemental indentures or other instruments that have amended the original Indenture and (ii) a complete and correct copy of the One Hundred Eleventh Supplemental Indenture, providing for the issuance of the First Mortgage Bond.

(iv)    The Bond Delivery Agreement, executed and delivered by the Borrower.

(h)     Approvals.  All governmental and third party approvals necessary in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby shall have been obtained and be in full force and effect.

5.2.    Conditions to Each Loan.  The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit to be issued by it on any date is subject to the satisfaction of the following conditions precedent:

(a)     Representations and Warranties.  Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except (i) any representations and warranties which are explicitly stated as having been made as of a specific date, which representations and warranties shall be true and correct in all material respects on and as of such date and (ii) the representations and warranties set forth in Sections
4.2 and 4.7 shall not be required to be restated on any date (including, for the avoidance of doubt, any
Borrowing Date) after the Closing Date.

(b)     No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made, or the Letters of Credit requested to be issued, amended, renewed or extended, on such date.

Each borrowing or request for a Letter of Credit (or extension thereof) by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 5.2 have been satisfied.

                                                   SECTION 6. COVENANTS

               The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of
Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document:

6.1.    Financial Statements; Certificates.  The Borrower shall furnish to the Administrative Agent, who shall forward to each Lender:

(a)     as soon as practicable, but in any event within 120 days after the end of each fiscal year of the
        Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a qualification arising out of the scope of the audit, by
        PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

(b)     as soon as practicable, but in any event not later than 90 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

(c)     within fourteen days after the same are sent, copies of all financial statements and reports which the
        Borrower sends to its stockholders generally, and within three days after the same are filed, notice by electronic mail of the filing of any financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental
        Authority;

(d)     promptly, such additional financial and other information as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; and

(e)     concurrently with the delivery of any quarterly or annual financial statements pursuant to this
        Section 6.1, a certificate of a Responsible Officer (i) stating that, to the best of each such
        Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements in this Agreement and the other Loan Documents to be observed or performed by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) containing all information and calculations necessary for determining compliance by the Borrower with the provisions of Section 6.8 of this Agreement as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be.

All such financial statements in (a) and (b) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2.    Compliance; Maintenance of Existence.  The Borrower will, and will cause each of its Significant
Subsidiaries to (a) comply with all Requirements of Law and material Contractual Obligations except to the extent that failure to comply therewith would not materially and adversely affect the ability of the Borrower to perform its obligations hereunder; and (b)(i) preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (i)
and (ii) above, as permitted by Section 6.5 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.3.    Inspection of Property; Books and Records; Discussions.  The Borrower will, and will cause each of its
Significant Subsidiaries to (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender (not more frequently than once per year if no Default or Event of Default exists) upon reasonable notice to the Borrower to visit and inspect its properties and request and obtain copies of its financial records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Significant
Subsidiaries with officers of the Borrower and such Significant Subsidiaries and with their independent certified public accountants.

6.4.    Notices.  The Borrower shall promptly give notice to the Administrative Agent, and the Administrative
Agent shall in turn give notice to each Lender, of:

(a)     the occurrence of any Default or Event of Default;

(b)     any downgrade in the senior secured debt ratings (or, at any time following the Unsecured Facility
Option Date, the senior unsecured debt ratings) of the Borrower issued by S&P or Moody's; and

(c)     any litigation or proceeding or, to the knowledge of the Borrower, investigation (i) that relates to any Loan Document or (ii) the primary purpose of which is to challenge the issuance or validity of the First
Mortgage Bond.

               Each notice pursuant to clause (a) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

6.5.    Limitation on Fundamental Changes.  The Borrower will not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that:

(a)     the Borrower may be merged or consolidated with another Person so long as the Borrower is the continuing or surviving corporation and after giving effect to such merger or consolidation, no Default or
Event of Default shall have occurred or be continuing; and

(b)     the Borrower may be merged or consolidated with, or sell all or substantially all of its property, business and assets to, another Person so long as, if the Borrower is not the continuing or surviving corporation, (i) the senior unsecured debt rating of the survivor or purchaser shall be at least BBB- by S&P and at least Baa3 by Moody's, (ii) the survivor or purchaser shall assume the Borrower's obligations hereunder in accordance with documentation reasonably acceptable to the Administrative Agent and (iii) after giving effect to such merger, consolidation or sale, no Default or Event of Default shall have occurred or be continuing.

6.6.    Amendment of Indenture.  Prior to the Unsecured Facility Option Date, the Borrower will not amend, supplement, waive or terminate the Indenture in any manner that is materially adverse to the Lenders.

6.7.    Disposition of Property.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, dispose of a substantial portion of its property, whether now owned or hereafter acquired (except (i)
dispositions of inventory in the ordinary course of business, (ii) disposition of obsolete or worn out property in the ordinary course of business and (iii) dispositions of assets having a value, in the aggregate for all such dispositions from and after the Closing Date, not exceeding 25% of the aggregate book value of the assets of the Borrower and its Subsidiaries on the Closing Date).

6.8.    Consolidated Capitalization Ratio.  The Borrower shall not permit the Consolidated Capitalization
Ratio on the last day of any fiscal quarter to exceed 0.65 to 1.0.

6.9.    Limitation on Liens.  The Borrower shall not, nor shall it permit any of its Significant Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Liens not prohibited by the Indenture.

                                                     SECTION 7. EVENTS OF DEFAULT

               If any of the following events shall occur and be continuing:

(a)     The Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when due in accordance with the terms hereof, or to pay any interest on any Loan, or any other amount payable hereunder, within 5 Business Days after any such amount becomes due in accordance with the terms hereof;

(b)     Any representation or warranty made to the Administrative Agent or any Lender in connection with the execution and delivery of this Agreement or any other Loan Document or the making of Loans hereunder proves to have been incorrect in any material respect when made;

(c)     The Borrower shall default in the performance of (i) any agreement contained in Section 6.5 or 6.8 of this Agreement or (ii) any other term, covenant, or provision contained in this Agreement or any other
        Loan Document (other than as provided in paragraphs (a) and (b) of this Section) and, in the case of any default under this clause (ii), such default shall continue unremedied for 30 days after the
        Administrative Agent shall have given notice thereof to the Borrower;

(d)     The Borrower or any of its Significant Subsidiaries shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (f) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the Borrower or any of its Significant Subsidiaries in an involuntary case under such federal laws, or
        (g) take any corporate action for the purpose of affecting any of the foregoing;

(e)     A case or other proceeding shall be commenced (including commencement of such case or proceeding by way of service of process on the Borrower or any of its Significant Subsidiaries), in any court of competent jurisdiction, seeking (a) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts of the Borrower or any of its Significant Subsidiaries, (b)  the
        appointment of a trustee, receiver, custodian, liquidator, or the like of the Borrower or any of its
        Significant Subsidiaries or of all or any substantial part of the assets of the Borrower or such
        Significant Subsidiary, (c) similar relief in respect of the Borrower or any of its Significant
        Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, or a warrant of attachment, execution, or similar process shall be issued against a substantial part of the property of the Borrower or any of its Significant
        Subsidiaries and such case, proceeding, warrant, or process shall continue undismissed or unstayed and in effect for a period of 45 days, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered in an involuntary case under such federal bankruptcy laws;

(f)     A trustee shall be appointed to administer any Plan under Section 4042 of ERISA, or the PBGC shall institute proceedings to terminate, or to have a trustee appointed to administer any Plan and such proceedings shall continue undismissed or unstayed and in effect for a period of 30 days, and any such event shall result in any liability which is material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries;

(g)     The Borrower or any of its Significant Subsidiaries shall (i) default in any payment of principal or interest on any Indebtedness in an aggregate amount in excess of $75,000,000 or in the payment of any guarantee thereof beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness or guarantee thereof was created; or (ii) default beyond any applicable grace period in the observance or performance of any other agreement or condition relating to any such
        Indebtedness or guarantee thereof or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated
        maturity; provided, however, that if such default shall be cured by the Borrower or such Significant
        Subsidiary or waived by the holders of such Indebtedness and any acceleration of maturity having resulted from such default shall be rescinded or annulled, in each case in accordance with the terms of such agreement or instrument, without any modification of the terms of such Indebtedness requiring the Borrower or such Significant Subsidiary to furnish additional or other security therefor reducing the average life to maturity thereof or increasing the principal amount thereof, or any agreement by the Borrower or such Significant Subsidiary to furnish additional or other security therefor or to issue in lieu thereof Indebtedness secured by additional or other collateral or with a shorter average life to maturity or in a greater principal amount, then any default hereunder by reason thereof shall be deemed likewise to have been thereupon cured or waived unless payment of the Loans hereunder has been accelerated prior to such cure or waiver;

(h)     There shall have been entered by a court of competent jurisdiction within the United States and shall not have been vacated, discharged or stayed within sixty (60) days from the entry thereof (or such longer period as may be provided by law) one or more final judgments or final decrees for payment of money against the Borrower or any of its Significant Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) in excess of $75,000,000; or

(i)     (i) The First Mortgage Bond shall cease to be outstanding for any reason other than (A) the termination of the Total Commitments, the payment in full of the Loans, LC Disbursements and other obligations under the Loan Documents and the termination or expiration of the Letters of Credit (or cash collateralization thereof or issuance of standby letters of credit in support thereof, in each case in accordance with Section 3.3), (B) the payment in full of the First Mortgage Bond or (C) the return by the Administrative Agent of the First Mortgage Bond to the Borrower or the Indenture
        Trustee, or (ii) the Administrative Agent, on behalf of the Lenders, shall cease at any time to be the holder of the First Mortgage Bond for all purposes of the Indenture (unless the First Mortgage Bond is transferred by the Administrative Agent);

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (d) or (e) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the
Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all obligations in respect of LC Exposure, whether or not such obligations are contingent or unmatured and whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the
Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all obligations in respect of LC Exposure, whether or not such obligations are contingent or unmatured and whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.  With respect to all Letters of
Credit with respect to which presentment for honor for the full amount thereof shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents.  After all such Letters of Credit shall have expired or been fully drawn upon, all obligations in respect of the LC
Exposure shall have been satisfied and all other obligations of the Borrower hereunder and under the other
Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                                  SECTION 8. THE ADMINISTRATIVE AGENT

8.1.    Appointment.  Each Lender hereby designates and appoints the Administrative Agent as the agent of such
Lender under this Agreement and the other Loan Documents, and each such Lender authorizes the Administrative
Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents; and to exercise such powers and perform such duties as are expressly delegated to the
Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other
powers as are reasonably incidental thereto.   Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

8.2.    Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible to the
Lenders for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

8.3.    Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other
Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the
Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan
Document or for any failure of the Borrower to perform its obligations hereunder or thereunder.  The
Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

8.4.    Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative
Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other
Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The
Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5.    Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default".  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the
Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6.    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or
Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the
Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this
Agreement.  Each Lender also represents that it will, independently and without reliance upon the
Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7.    Indemnification.  The Lenders agree to indemnify each Agent in its capacity as the Administrative
Agent or the Syndication Agent or a Documentation Agent, as the case may be (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated, the Letters of
Credit shall have terminated or expired and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans or the termination or expiration of the Letters of Credit) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

8.8.    Administrative Agent in Its Individual Capacity.  The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the
Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents.  With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this

Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the
Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

8.9.    Successor Administrative Agent.  Subject to the appointment and acceptance of a successor
Administrative Agent, the Administrative Agent may resign as Administrative Agent at any time upon 15 days notice by notifying the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative
Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to approval by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term
"Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  In the event that no such successor Administrative Agent is so appointed by the Required Lenders within 30 days of the Administrative Agent's notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent
(subject to the approval of the Borrower).  After any retiring Administrative Agent's resignation as
Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

8.10.   The Syndication Agent and Documentation Agents.  Neither the Syndication Agent nor the Documentation
Agents (nor any of them individually) in their respective capacities as such shall have any rights, duties or responsibilities hereunder, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agent or either Documentation Agent in its capacity as such.

                                                    SECTION 9. MISCELLANEOUS

9.1.    Amendments and Waivers.  The Required Lenders may, or, with the written consent of the Required
Lenders, the Administrative Agent may, from time to time, enter into with the Borrower written amendments, supplements, modifications or waivers hereto and to the other Loan Documents; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) (A) reduce the amount or extend the scheduled date of maturity of any Loan or reimbursement obligation in respect of any LC Disbursement, (B)
alter the pro rata payment sharing requirements of the first sentence of Section 2.11(a), (C) reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or
(D) increase the amount or extend the termination date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders or release the First Mortgage Bond other than in accordance with the terms of the Bond Delivery Agreement, in each case without the written consent of all the Lenders (it being understood that releases of the First Mortgage Bond in accordance with the terms set forth herein or in the Bond Delivery Agreement shall not require the consent of the Lenders) or
(iii) amend, modify or waive any provision of Section 8 without the written consent of the then
Administrative Agent or any provision directly affecting the rights or duties of the Issuing Lender without the written consent of the Issuing Lender.

9.2.    Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, addressed as follows in the case of the
Borrower and the Administrative Agent, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

        The Borrower:                      Southern California Edison Company
                                           2244 Walnut Grove Avenue - Quad 2A-210
                                           Rosemead, California 91770
                                           Attention:  Manager of Cash Management
                                           Fax:  (626) 302-6823

        The Administrative Agent:          Loan and Agency Services Group
                                           1111 Fannin, Floor 10
                                           Houston, Texas  77002
                                           Attention:  Jaime Garcia
                                           Fax:  (713) 427-6307
                                           and
                                           Attention:  Tom Casey
                                           Fax:  (212) 270-3089

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to
Section 2.1, 2.2, 2.5, 2.6, 2.10 or 2.13 or Section 3 shall not be effective until received.

9.3.    No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the
Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan
Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4.    Survival.  (a)  The agreements contained in Sections 2.13, 2.14, 2.15, 8.7 and 9.5 shall survive the termination of this Agreement, the expiration or termination of the Letters of Credit and the payment of the
Loans and all other amounts payable hereunder.

(b)     All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

9.5.    Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other
Loan Documents including, without limitation, the reasonable fees and expenses of one joint counsel to the
Agents in connection with this Agreement and the other Loan Documents, (b) to pay or reimburse each Lender and the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement or the other Loan Documents including, without limitation, the fees and disbursements of one joint counsel to the Lenders and the Administrative Agent, provided that, notwithstanding the foregoing, the Borrower agrees to pay or reimburse the fees and disbursements of separate counsel to any Lender or the Administrative Agent to the extent of any conflict of interest among the Lenders or between the Lenders and the Administrative Agent, (c) to pay, indemnify, or reimburse each Lender and the Administrative Agent for, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (other than any net income or franchise taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other
Loan Documents and any such other documents and (d) to pay, indemnify, and hold each Lender, the Issuing
Lender and the Administrative Agent and their respective directors, officers, employees, affiliates and agents (each, an "indemnified person") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this
Agreement and the other Loan Documents and the use of proceeds of the Loans or Letters of Credit (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any indemnified person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnified person, from the breach by such indemnified person of its Contractual Obligations to the Borrower or from negotiated settlements of pending or threatened legal actions entered into by such indemnified person without the Borrower's consent (unless such consent has been unreasonably withheld).

9.6.    Transfer Provisions.  (a)  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this
Agreement without the prior written consent of each Lender.

(b)     Participations.  Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants")
participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.  The Borrower agrees that each Participant shall be entitled to the benefits of
Sections 2.13, 2.14 and 2.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.14, such
Participant shall have complied with the requirements of said Section, and provided, further that such
Participant shall have complied with the provisions of Section 2.16, and provided, further, that no
Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor
Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c)     Assignments.  Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time and from time to time, assign to any Lender or any Affiliate or
Approved Fund thereof or, with the consent of the Borrower, the Administrative Agent and the Issuing Lender
(which consent of the Borrower, the Administrative Agent and the Issuing Lender shall not be unreasonably withheld or delayed and which consent shall not be required from the Borrower during the continuation of an
Event of Default), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and
Acceptance, substantially in the form of Exhibit E (an "Assignment and Acceptance"), executed by such
Assignee, such assigning Lender, and (to the extent required by this paragraph) the Administrative Agent and the Issuing Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the
Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, (i) the sum
(without duplication) of the aggregate principal amount of the Commitments and Exposure being assigned shall not be less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative
Agent) and (ii) the sum (without duplication) of the aggregate principal amount of the Commitments and
Exposure retained by the assigning Lender, if any, shall not be less than $5,000,000  (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent).  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and
Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto), but shall retain its rights pursuant to Sections 2.13,
2.14, 2.15 and 9.5 in respect of the period prior to such effective date.

(d)     The Register.  The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the
Commitment of, and principal amounts of the Loans and LC Exposure owing to, each Lender from time to time.
The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the
Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary.  Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the
Register.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)     Recordation.  Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an
Assignee, the Administrative Agent and the Issuing Lender (and, in the case of an Assignee that is not then a
Lender or an Affiliate thereof, by the Borrower) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

(f)     Disclosure.  Subject to Section 9.15, the Borrower authorizes each Lender to disclose to any
Participant or Assignee (each, a "Transferee") and any prospective Transferee, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such
Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(g)     Pledges.  For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

9.7.    Adjustments; Set-Off.  (a)  Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or Lenders, if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or LC Exposure, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(d) or (e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, or LC Exposure, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans and LC Exposure, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Notwithstanding the foregoing, no
Lender shall exercise any right of set-off against the Borrower in connection with this Agreement without the consent of the Required Lenders.

(b)     In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder
(whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.8.    Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

9.9.    Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10.   Integration.  This Agreement and the other Loan Documents represent the agreement of the Borrower, the
Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11.   GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12.   WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER
LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,
RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

9.13.   Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the
        Administrative Agent shall have been notified pursuant thereto;

(d)     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.14.   Releases of First Mortgage Bond. (a)  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take, and shall take, any action requested by the
Borrower having the effect of releasing the First Mortgage Bond to the extent the Commitments are permanently reduced, in full or in part, in accordance with the terms of the Bond Delivery Agreement.

(b)     Notwithstanding anything to the contrary herein or in any other Loan Document, following the
Borrower's having received a senior unsecured debt rating of BBB or better from S&P and Baa2 or better from
Moody's, at the option and request of the Borrower the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take, and shall take, any action requested by the Borrower having the effect of releasing the First Mortgage Bond and returning it to the Borrower, in accordance with the terms of the Bond Delivery Agreement (the effective date of such release and return, the "Unsecured Facility Option Date").

(c)     At such time as the Loans, the LC Disbursements and the other obligations under the Loan Documents shall have been paid in full, the Commitments have been terminated and the Letters of Credit have terminated or expired or have been cash collateralized or are supported by standby letters of credit, in each case in accordance with Section 3.3, the Administrative Agent shall promptly upon the request of the Borrower take such action and execute such documents as may reasonably be requested by the Borrower and shall surrender to or upon the order of the Borrower the First Mortgage Bond then held by the Administrative Agent.

9.15.   Confidentiality.  Each of the Administrative Agent and the Lenders expressly agree, for the benefit of the Borrower and its Subsidiaries, to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates'
directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an express agreement for the benefit of the Borrower and its
Subsidiaries containing provisions substantially the same as those of this Section 9.15, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the prior express written consent of the Borrower or its Subsidiaries, as applicable, or (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or its Subsidiaries.  For the purposes of this
Section 9.15, "Confidential Information" means all information, including material nonpublic information within the meaning of Regulation FD promulgated by the SEC ("Regulation FD"), received from the Borrower or its Subsidiaries relating to such entities or their respective businesses, other than any such information that is available to any Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such entities; provided that, in the case of information received from the Borrower or its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Confidential Information as provided in this Section 9.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information; provided, however, that with respect to disclosures pursuant to clauses (b) and (c)
of this Section, unless prohibited by law or applicable court order, each Lender and the Administrative Agent shall attempt to notify the Borrower and its Subsidiaries of any request by any governmental agency or representative thereof or other Person for disclosure of Confidential Information after receipt of such request, and if reasonable, practicable and permissible, before disclosure of such Confidential Information.
It is understood and agreed that the Borrower, its Subsidiaries and their respective Affiliates may rely upon this Section 9.15 for any purpose, including without limitation to comply with Regulation FD.

9.16.   USA Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the
USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

               IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement  to be duly  executed  and delivered by their proper and duly authorized officers as of the day and year first above written.

                                            SOUTHERN CALIFORNIA EDISON COMPANY

                                            By /s/ Mary C. Simpson
                                               -------------------------------------------------------
                                               Name:  Mary C. Simpson
                                               Title: Assistant Treasurer

                                            JPMORGAN CHASE BANK, N.A.,
                                             as Administrative Agent, as Issuing Lender and as a Lender

                                            By: /s/ Thomas L. Casey
                                                -------------------------------------------------------
                                               Name:  Thomas L. Casey
                                               Title: Vice President

                                            CITICORP NORTH AMERICA, INC., as Syndication Agent and as a Lender

                                            By:  /s/ Judith Green
                                                ------------------------------------------------------
                                               Name: Judith Green
                                               Title:Vice President

                        [SIGNATURE PAGE TO SOUTHERN CALIFORNIA EDISON CREDIT AGREEMENT]

Page

                                            CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                            as Documentation Agent and as a Lender

                                            By:/s/ Brian T. Caldwell
                                               -----------------------------------
                                               Name: Brian T. Caldwell
                                               Title:Director

                                            By: /s/ Gregory S. Richards
                                                ----------------------------------
                                               Name: Gregory S. Richards
                                               Title:Associate

                        [SIGNATURE PAGE TO SOUTHERN CALIFORNIA EDISON CREDIT AGREEMENT]

Page

                                            LEHMAN BROTHERS BANK, FSB,
                                            as Documentation Agent and as a Lender

                                            By: /s/ Gary Taylor
                                                ----------------------------------
                                               Name: Gary Taylor
                                               Title:Sr. Vice President

                        [SIGNATURE PAGE TO SOUTHERN CALIFORNIA EDISON CREDIT AGREEMENT]

Page
                                            WELLS FARGO BANK, N.A.,
                                            as Documentation Agent and as a Lender

                                            By: /s/ Ling Li
                                                ----------------------------------
                                               Name: Ling Li
                                               Title:Vice President

                        [SIGNATURE PAGE TO SOUTHERN CALIFORNIA EDISON CREDIT AGREEMENT]

Page

                                            Signature page to the Amended and Restated Credit Agreement, dated as of December 15, 2005,

                                            Union Bank of California, as a Lender

                                            By: /s/ Dennis G. Blank
                                                ---------------------------------
                                            Name: Dennis g. Blank
                                            Title:Vice President

Page
                                            Signature page to the Amended and Restated Credit Agreement, dated as of December 15, 2005,

                                            ABN AMRO BANK N.V.
                                            As a Lender

                                            By:  /s/ James L. Moyes
                                                 ----------------------------------
                                                 Name: James L. Moyes
                                                 Title: Managing Director

                                            By:   /s/ Todd D. Vaubel
                                                 ----------------------------------
                                                 Name: Todd D. Vaubel
                                                 Title: Assistant Vice President

Page

                                            Signature page to the Amended and Restated Credit Agreement, dated as of December 15, 2005,

                                            DEUTSCHE BANK AG NEW YORK BRANCH
                                            as a Lender

                                            By:   /s/ Frederick Laird
                                                  -----------------------------------
                                                  Name:  Frederick Laird
                                                  Title: Managing Director

                                            By:    /s/ Ming Chu
                                                  -----------------------------------
                                                  Name: Ming Chu
                                                  Title: Vice President

Page

                                            Signature page to the Amended and Restated Credit Agreement, dated as of December 15, 2005,

                                            MERRILL LYNCH BANK USA, as a Lender

                                            By:   /s/ Louis Alder
                                                  ----------------------------------
                                                  Name:  Louis Alder
                                                  Title: Director

Page

                                            Signature page to the Amended and Restated Credit Agreement, dated as of December 15, 2005,

                                            The Royal Bank of Scotland plc, as a Lender

                                            By:   /s/ Emily Freedman
                                                  -----------------------------------
                                                  Name:   Emily Freedman
                                                  Title:  Vice President

Page

                                            Signature page to the Amended and Restated Credit Agreement, dated as of December 15, 2005,

                                            WILLIAM STREET COMMITMENT CORPORATION,
                                            (Recourse only to assets of William Street
                                            Commitment Corporation), as a Lender

                                            By:   /s/ Mark Walton
                                                 --------------------------------------
                                                 Name:  Mark Walton
                                                 Title: Assistant Vice President

Page

                                            Signature page to the Amended and Restated Credit
                                            Agreement, dated December 15, 2005.

                                            UBS Loan Finance LLC, as a Lender

                                            By:   /s/ Irja R. Otsa
                                                  ----------------------------------------
                                                  Name: Erjs R. Otsa
                                                  Title: Associate Director, Banking
                                                         Products Services, US

                                            By:   /s/  Pamela Oh
                                                  -----------------------------------------
                                                  Name:  Pamela Oh
                                                  Title: Associate Director, Banking
                                                         Products Services, US

Page

                                            Signature page to the Amended and Restated Credit
                                            Agreement, dated December 15, 2005.

                                            By:   /s/ Jesus Williams
                                                  ----------------------------------------
                                                  Name:  Jesus Williams
                                                  Title: Vice President

Page

                                            Signature page to the Amended and Restated Credit
                                            Agreement, dated December 15, 2005.

                                            MELLON BANK N.A., as a Lender

                                            By:   /s/ Mark W. Rogers
                                                  ----------------------------------------
                                                  Name:  Mark W. Rogers
                                                  Title: Vice President

Page

                                            Signature page to the Amended and Restated Credit
                                            Agreement, dated December 15, 2005.

                                            UFJ Bank Limited, as a Lender

                                            By:   /s/ Toshiko Boyd
                                                  ---------------------------------------
                                                  Name:  Toshiko Boyd
                                                  Title: Vice President

Page

                                            Signature page to the Amended and Restated Credit
                                            Agreement, dated December 15, 2005.

                                            By:   /s/ Ann Yasuda
                                                  ---------------------------------------
                                                  Name:  Ann Yasuda
                                                  Title: Vice President

Page

                                                                                                   Schedule 1.1
                          Southern California Edison Lending Offices and Commitments

------------------------------------------- --------------------------------- -------------------
Lender                                      Lending Office                    Commitment
------------------------------------------- --------------------------------- -------------------
JPMorgan Chase Bank, N.A.                   Loan and Agency Services Group       $168,425,926.00
                                            1111 Fannin, Floor 10
                                            Houston, Texas 77002
                                            Attention: Jaime Garcia
                                            Telephone: 713-750-2377
                                            Telecopy: 713 427-6307
------------------------------------------- --------------------------------- -------------------
Citicorp North America, Inc.                388 Greenwich St.                    $168,425,926.00
                                            21st Floor
                                            New York, NY 10013
                                            Attention: Nietzsche Rodricks
                                            Telephone: 212-816-8619
                                            Telecopy: 212-816-8098
------------------------------------------- --------------------------------- -------------------
Credit Suisse, Cayman Islands Branch        11 Madison Ave., 25th Floor          $160,555,555.00
                                            New York, NY  10010
                                            Attention: Brian Caldwell
                                            Telephone: 212-325-0029
                                            Telecopy: 212-743-2042
------------------------------------------- --------------------------------- -------------------
Lehman Brothers Bank, FSB                   745 7th Avenue                       $160,555,555.00
                                            7th Floor
                                            New York, NY 10019
                                            Attention: Janine Shugan
                                            Telephone: 212-526-8625
                                            Telecopy: 646-508-4654
------------------------------------------- --------------------------------- -------------------
Wells Fargo Bank, N.A.                      707 Wilshire Blvd.                   $160,555,555.00
                                            16th Floor
                                            MAC E2818-163
                                            Los Angeles, CA 90017
                                            Attention: Vanessa Sheh Meyer
                                            Telephone: 213-614-3494
                                            Telecopy: 213-614-5242
------------------------------------------- --------------------------------- -------------------
Union Bank of California, N.A.              445 South Figueroa Street            $125,925,926.00
                                            15th Floor
                                            Los Angeles, CA 90071
                                            Attention: Robert Olson
                                            Telephone: 213-236-7407
                                            Telecopy: 213-236-4096
------------------------------------------- --------------------------------- -------------------
ABN AMRO Bank N.V.                          4400 Post Oak Parkway                 $97,592,593.00
                                            Suite 1500
                                            Houston, TX 77027
                                            Attention: John Reed
                                            Telephone: 832-681-7148
                                            Telecopy: 832-681-7141
------------------------------------------- --------------------------------- -------------------
Deutsche Bank AG New York Branch            60 Wall Street, 11th Floor            $97,592,593.00
                                            New York, NY 10005
                                            Attention: Joel Makowsky
                                            Telephone: 212-250-7896
                                            Telecopy: 212-797-4346
------------------------------------------- --------------------------------- -------------------
Merrill Lynch Bank USA                      15 W. South Temple, Suite 300         $97,592,593.00
                                            Salt Lake City, UT 84101
                                            Attention: Dave Millett
                                            Telephone: 801-526-8312
                                            Telecopy: 801-933-8641
------------------------------------------- --------------------------------- -------------------
The Royal Bank of Scotland plc              101 Park Avenue                       $97,592,593.00
                                            New York, NY 10178
                                            Attention: Emily Freedman
                                            Telephone: 212-401-3749
                                            Telecopy: 212-401-3456
------------------------------------------- --------------------------------- -------------------
William Street Commitment Corporation       85 Broad Street                       $97,592,593.00
                                            New York, NY 10004
                                            Attention: Mark Walton
                                            Telephone: 212-357-6170
                                            Telecopy: 212-346-2608
------------------------------------------- --------------------------------- -------------------
UBS Loan Finance LLC                        677 Washington Boulevard              $97,592,593.00
                                            Stamford, CT 06901
                                            Attention: Anthony Finocchi
                                            Telephone: 203-719-3377
                                            Telecopy: 203-719-3888
------------------------------------------- --------------------------------- -------------------
The Bank of New York                        One Wall Street, 19th Floor           $94,444,444.00
                                            New York, NY 10286
                                            Attention: Jesus Williams
                                            Telephone: 212-635-7609
                                            Telecopy: 212-685-7923
------------------------------------------- --------------------------------- -------------------
Mellon Bank, N.A.                           One Mellon Center                     $40,925,926.00
                                            Room 151-4530
                                            Pittsburgh, PA 15258-0001
                                            Attention: Mark Rogers
                                            Telephone: 412-234-1888
                                            Telecopy: 412-236-1840
------------------------------------------- --------------------------------- -------------------
UFJ Bank Limited                            61 S. Figueroa Street                 $18,888,889.00
                                            Los Angeles, CA 90017
                                            Attention: Toshiko Boyd
                                            Telephone: 213-533-7407
                                            Telecopy: 213-533-7495
------------------------------------------- --------------------------------- -------------------
City National Bank                          400 North Roxbury Drive,              $15,740,740.00
                                            Suite 100
                                            Beverly Hills, CA 90210
                                            Attention: Ann Yasuda
                                            Telephone: 310-888-6247
                                            Telecopy: 310-888-6152
------------------------------------------- --------------------------------- -------------------
                                                                      Total:   $1,700,000,000.00
------------------------------------------- --------------------------------- -------------------

Page

                                                                     EXHIBIT A

                                 FORM OF NOTE

$________                                                   New York, New York
                                                             December 15, 2005

            FOR VALUE RECEIVED, the undersigned, Southern California Edison
Company, a California corporation (the "Borrower"), hereby unconditionally promises to pay on the Termination Date (as defined in the Credit Agreement referred to below) (or such earlier date on which the Loans (as defined in the Credit Agreement) become due and payable pursuant to Section 7 of the
Credit Agreement) to the order of __________ (the "Lender") at the payment office of the Administrative Agent specified in Section 9.2 or the Credit
Agreement (or to such other address as may be notified pursuant to Section
9.2 of the Credit Agreement), in lawful money of the United States of America and in immediately available funds, the lesser of (a) __________ DOLLARS
($_____) and (b) the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement.  The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement, until paid in full
(both before and after judgment to the extent permitted by law).  Any payment of principal or interest made in respect of the Borrower's obligations under the First Mortgage Bond (as defined in the Credit Agreement) of the Borrower issued pursuant to the Indenture shall be deemed a payment of the corresponding principal or interest obligations under this Note.  The holder of this Note is hereby authorized to endorse the date, Type (as defined in the Credit Agreement) and amount of each Loan made or converted by the Lender to the undersigned, the date and amount of each repayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period (in each case, as defined in the Credit Agreement) with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that failure by any holder to make any such recordation on such schedules or continuation thereof shall not in any manner affect any of the obligations of the undersigned to make payments of principal and interest in accordance with the terms of this Note and the
Credit Agreement.

            This Note (a) is one of the Notes referred to in the Amended and
Restated Credit Agreement dated as of December 15, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")
among the undersigned, the Lender, the other lenders parties thereto,
JPMorgan Chase Bank, N.A, as Administrative Agent, Citicorp North America,
Inc., as Syndication Agent, and Credit Suisse First Boston, Lehman Commercial
Paper Inc. and Wells Fargo Bank, N.A., as Documentation Agents, (b) is
entitled to the benefits thereof and (c) is subject to optional prepayment in whole or in part as provided therein.  Capitalized terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.

            Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided therein.

            This Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                                    SOUTHERN CALIFORNIA EDISON COMPANY

                                    By:
                                        Name:
                                        Title:

Page

                                                                 Schedule I to
                                                                          Note

                        ABR LOANS AND CONVERSIONS AND
                           REPAYMENTS OF PRINCIPAL

                           Amount of     Amount of
                           ABR Loans     Eurodollar
                           Converted     Loans                        Unpaid ABR
                           into          Converted     Amount of      Loan
             Amount of     Eurodollar    into ABR      Principal      Principal     Notation
Date         ABR Loans     Loans         Loans         Repaid         Balance       Made By

_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________
_________    _________     __________    __________    _________     ____________   ___________

Page

                                                                Schedule II to
                                                                          Note

                       EURODOLLAR LOANS AND CONVERSIONS
                         AND REPAYMENTS OF PRINCIPAL

                                          Amount of     Amount of
                                          ABR Loans     Eurodollar                     Unpaid
                                          Converted     Loans                          Eurodollar
             Amount of                    into          Converted                      Loan
             Eurodollar      Interest     Eurodollar    into ABR     Amount of         Principal     Notation
Date         Loans           Period       Loans         Loans        Principal Repaid  Balance       Made By

______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________
______      _____________    ________    ___________   ___________   ________________  __________   ______________

Page

                                                                     EXHIBIT B
------------------------------------------------------------------------------

                        FORM OF EXEMPTION CERTIFICATE

            Reference is made to the Amended and Restated Credit Agreement, dated as of December 15, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Southern California Edison
Company (the "Borrower"), the Lenders parties thereto, the Syndication Agent named therein, the Documentation Agents named therein and JPMorgan Chase
Bank, N.A., as administrative agent (in such capacity, the "Administrative
Agent").  Unless otherwise defined herein, capitalized terms defined in the
Credit Agreement and used herein shall have the meanings given to them in the
Credit Agreement.  ______________________ (the "Non-U.S. Lender") is
providing this certificate pursuant to Section 2.14(d) of the Credit
Agreement.  The Non-U.S. Lender hereby represents and warrants that:

            1.  The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

            2.  The Non-U.S. Lender is not a "United States Person" as
defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as
amended (the "Code").

            3.  The Non-U.S. Lender is not a "bank" for purposes of Section
881(c)(3)(A) of the Code.  In this regard, the Non-U.S. Lender further represents and warrants that:

            (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

            (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any
Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

            4.  The Non-U.S. Lender is not a 10-percent shareholder of the
Borrower within the meaning of Section 881(c)(3)(B) or Section 871(h)(3) of the Code.

            5.  The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section
881(c)(3)(C) of the Code.

            IN WITNESS WHEREOF, the undersigned has duly executed this certificate.
                                     [NAME OF NON-U.S. LENDER]

                                    By:   _________________________________
                                          Name:
                                          Title:
                                    Date: ______________

Page

                                                                     EXHIBIT C

                         BORROWER CLOSING CERTIFICATE

            This certificate is delivered pursuant to Section 5.1(b) of the
Amended and Restated Credit Agreement, dated as of December 15, 2005 (the
"Credit Agreement"), among Southern California Edison Company (the
"Borrower"), each lender party thereto (collectively, the "Lenders"),
Citicorp North America, Inc., as Syndication Agent, and Credit Suisse First
Boston, Lehman Commercial Paper Inc. and Wells Fargo Bank, N.A., as
Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent
for the Lenders.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.  The undersigned
Assistant Treasurer of the Borrower (solely in her capacity as such and not personally) hereby certifies as follows:

1.    Each of the representations and warranties made by the Borrower in
Section 4 of the Credit Agreement and Section 4 of the Bond Delivery
Agreement is true and correct in all material respects on and as of the date hereof with the same effect as if made on such date, except that to the extent that any such representation or warranty is expressly stated as of a specified earlier date or dates, such representation or warranty is true and correct in all material respects as of such specified date or dates;

2.    The conditions precedent set forth in Section 5.1 of the Credit
Agreement have been satisfied;

3.    On the date hereof, no Default or Event of Default has occurred and is continuing under the Credit Agreement;

4.    Bonita J. Smith is and at all times since May 20, 2004, has been a duly elected and qualified Assistant Secretary of the Borrower and the signature set forth on the signature line for such officer below is such officer's true and genuine signature; and the undersigned Assistant Secretary of the
Borrower (solely in her capacity as such and not personally) hereby certifies as follows:

5.    Attached hereto as Exhibit I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower on November 18, 2004
and August 11, 2005, and a true and complete copy of the Certificate as to
Actions Taken by Officer of the Borrower regarding Creation and Issuance of
New Series of First and Refunding Mortgage Bonds, adopted on December 12,
2005, authorizing (i) the execution, delivery and performance of the Credit
Agreement and the other Loan Documents, (ii) the borrowings contemplated thereunder, and (iii) the creation and issuance of the First Mortgage Bond;
such resolution and action have not in any way been amended, modified, revoked, or rescinded and have been in full force and effect since their respective adoptions to and including the date hereof and are now in full force and effect; and such resolution and action are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein;

6.    Attached hereto as Exhibit II-A is a true and complete copy of the
Bylaws of the Borrower as in effect at all times since October 20, 2005, to and including the date hereof; and attached hereto as Exhibit II-B is a true and complete copy of the Restated Articles of Incorporation of the Borrower
as in effect at all times since June 1, 1993, as corrected on August 21,
1997, and as amended on January 12, 2005 and December 5, 2005, to and including the date hereof;

7.    Attached hereto as Exhibit III are true and correct copies of any required orders of the California Public Utilities Commission approving the
Borrower's execution, delivery, and performance of the Credit Agreement and the borrowings thereunder and the execution, delivery, and performance of the other Loan Documents;

8.    Attached hereto as Exhibit IV-A is a document that completely and correctly incorporates the provisions of the original Indenture dated as of
October 1, 1923, omitting specific property descriptions, as amended by the
First, Third, Fourth, Fifth, Sixth, Eighth, Twenty-Fourth, and Eighty-Eighth
Supplemental Indentures, which are the only supplemental indentures or other instruments that have amended the original Indenture, and attached hereto as
Exhibit IV-B is a complete and correct copy of the One Hundred and Eleventh
Supplemental Indenture, providing for the issuance of the First Mortgage
Bond; and

9.    The following persons are now duly elected and qualified officers or managers of the Borrower, holding the positions indicated next to their respective names below, and such officers or managers have held such positions with the Borrower at all times since October 1, 2005, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers or managers, and each of such officers or managers is duly authorized to execute and deliver on behalf of the Borrower, any and all notes, notices, documents, statements and papers under and relating to the Credit Agreement, and otherwise to act as an authorized signatory of the Borrower under the
Loan Documents and all other documents to be executed in connection therewith for all purposes:

                    [Signatures appear on the next page.]

Page

Name                    Position                           Signature
----                    --------                     -------------------

Thomas M. Noonan        Senior Vice President
                        and Chief Financial
                        Officer                      ____________________________

Robert C. Boada         Vice President and
                        Treasurer                    ____________________________

Mary C. Simpson         Assistant Treasurer          ____________________________

Timothy D. Bint         Manager of Cash
                        Management                   ____________________________

Barbara E. Mathews      Vice President,
                        Associate General
                        Counsel, Chief
                        Governance Officer and
                        Corporate Secretary          ____________________________

Bonita J. Smith         Assistant Secretary          ____________________________

Page

            IN WITNESS WHEREOF, the undersigned have hereunto set our names.

 (with respect to                                           (with respect to
 paragraphs 1                                                  paragraphs 5
 through 4 herein)                                          through 9 herein)

___________________________                           ______________________________
Title:  Assistant Treasurer                            Title:  Assistant Secretary

                           Date: December __, 2005

Page

                                                                   EXHIBIT D-1

                                   FORM OF
          LEGAL OPINION OF ASSOCIATE GENERAL COUNSEL OF THE BORROWER

                                 [See Tab 6]

Page

                                                                   EXHIBIT D-2

                                   FORM OF
                 LEGAL OPINION OF MUNGER, TOLLES & OLSON LLP

                                 [See Tab 7]

Page

                                                                   EXHIBIT D-3

                                   FORM OF
               LEGAL OPINION OF SIMPSON THACHER & BARTLETT LLP

                                 [See Tab 8]

Page

                                                                     EXHIBIT E

                      FORM OF ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Amended and Restated Credit Agreement, dated as of December 15, 2005, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), among Southern California Edison
Company (the "Borrower"), the Lenders named therein, Citicorp North America,
Inc., as Syndication Agent, and Credit Suisse First Boston, Lehman Commercial
Paper Inc. and Wells Fargo Bank, N.A., as Documentation Agents, and JPMorgan
Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit
Agreement.  This Assignment and Acceptance, between the Assignor (as set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as set forth on Schedule 1 hereto and made a part hereof) is dated as of the
Effective Date (as set forth on Schedule 1 hereto and made a part hereof, the
"Effective Date").

            1.    The Assignor hereby irrevocably sells and assigns to the
Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the
Assignor, as of the Effective Date, the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement, in the principal amount as set forth on Schedule 1; provided, however, it is expressly understood and agreed that
(i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor's rights under Section 2.13 of the Credit
Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date, including, without limitation, the rights to indemnification and to reimbursement for taxes, costs and expenses and (B)
any and all amounts paid to the Assignor prior to the Effective Date and (ii)
both Assignor and Assignee shall be entitled to the benefits of Section 9.5 of the Credit Agreement.

            2.    The Assignor (i) makes no representation or warranty and
assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its
Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches any Note held by it evidencing the Assigned Interest and requests that the
Administrative Agent exchange such Note for a new Note payable to the
Assignor (if the Assignor has retained any interest under the Credit
Agreement) and a new Note payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

            3.    The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii)
agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other person which has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the
Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the
Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section
2.14(d) of the Credit Agreement to deliver the forms prescribed by the
Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are exempt from such tax under an applicable tax treaty.

            4.    Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 9.6(e) of the
Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five
Business Days after the date of acceptance and recording by the
Administrative Agent of the executed Assignment and Acceptance).

            5.    Upon such acceptance and recording, from and after the
Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the
Effective Date or accrue subsequent to the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the
Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

            6.    From and after the Effective Date, (i) the Assignee shall
be a party to the Credit Agreement and, to the extent provided in this
Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            7.    This Assignment and Acceptance shall be governed by and
construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this
Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule 1 hereto.

Page

                   Schedule 1 to Assignment and Acceptance
    with respect to the Amended and Restated Credit Agreement (the "Credit
                                 Agreement"),
   dated as of December 15, 2005, among Southern California Edison Company, the Lenders party thereto, the Syndication Agent the Documentation Agents party thereto,
            and JPMorgan Chase Bank, N.A., as Administrative Agent

Name of Assignor:  _________________________

Name of Assignee:  _________________________

Effective Date of Assignment:  ________________

                             Commitment Percentage
                             Assigned (to at least
                             fifteen decimal places)
                            (shown as a percentage of
   Principal                aggregate principal amount                  Commitment
Amount Assigned                  of all Lenders)                          Assumed
---------------             -------------------------                 ---------------

$______________             _____.__________%                         $______________

[Name of Assignee], as Assignee          [Name of Assignor], as Assignor
By:______________________________        By:______________________________
    Name:                                    Name:
    Title:                                   Title:

Accepted for Recordation in the                    Consented To (if required by Section
Register:                                             9.6 of the Credit Agreement):

JPMORGAN CHASE BANK, N.A.                          JPMORGAN CHASE BANK, N.A.
as Administrative Agent                            as Administrative Agent

By:  _________________________________             By:  _______________________________
       Name:                                            Name:
       Title:                                           Title:

Consented To (if required by Section               Consented To (if required by Section
9.6 the Credit Agreement):                         9.6 of the Credit Agreement):

SOUTHERN CALIFORNIA EDISON COMPANY, as             [JPMORGAN CHASE BANK, N.A.]
Borrower                                            as Issuing Lender

By:  _______________________________               By:  _______________________________
       Name:                                            Name:
       Title:                                           Title:

Page

                                                                     EXHIBIT F

                       FORM OF BOND DELIVERY AGREEMENT

                                 [See Tab 4]

Pagr

                                                                     EXHIBIT G
                        FORM OF NEW LENDER SUPPLEMENT

            Reference is made to the Amended and Restated Credit Agreement, dated as of December 15, 2005, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), among Southern California Edison
Company (the "Borrower"), the Lenders named therein, Citicorp North America,
Inc., as Syndication Agent, and Credit Suisse First Boston, Lehman Commercial
Paper Inc. and Wells Fargo Bank, N.A., as Documentation Agents, and JPMorgan
Chase Bank, N.A., as Administrative Agent.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            The New Lender identified on Schedule l hereto (the "New
Lender"), the Administrative Agent and the Borrower agree as follows:

1.    The New Lender hereby irrevocably makes a Commitment to the Borrower in the amount set forth on Schedule 1 hereto (the "New Commitment") pursuant to
Section 2.1(c) of the Credit Agreement.  From and after the Effective Date
(as defined below), the New Lender will be a Lender under the Credit
Agreement with respect to the New Commitment, which shall be a Commitment under the Credit Agreement for all purposes.

2.    The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit
Agreement or any other instrument or document furnished pursuant hereto or thereto.

3.    The New Lender (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 of the Credit
Agreement  (or, if no such financial statements have been delivered, copies of the financial statements described in Section 4.1 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it will, independently and without reliance upon the Administrative
Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.    The effective date of this New Lender Supplement shall be the Effective
Date of the New Commitment described in Schedule 1 hereto (the "Effective
Date").  Following the execution of this New Lender Supplement by each of the
New Lender and the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than two Business Days after the date of such acceptance and recording by the Administrative Agent).

5.    Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the New
Commitment (including payments of principal, interest, fees and other amounts) to the New Lender for amounts which have accrued on and subsequent to the Effective Date.

6.    From and after the Effective Date, the New Lender shall be a party to the Credit Agreement and, to the extent provided in this New Lender
Supplement, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof.

7.    The New Lender's address for notices for the purposes of the Agreement is as follows:

                               [______________]
                               [______________]

8.    This New Lender Supplement shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this New
Lender Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Page

                                  Schedule 1
                           to New Lender Supplement

Name of New Lender:  ________________________________________________________________

Effective Date of New Commitment: ___________________________________________________

Principal Amount of New Commitment:  $_______________________________________________

[NAME OF NEW LENDER], as New Lender      SOUTHERN CALIFORNIA EDISON COMPANY, as
                                         Borrower
By:                                      By:
Name:                                    Name:
Title:                                   Title:

Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:__________________________________
Name:
Title:

Page

                                                                     EXHIBIT H
                    FORM OF COMMITMENT INCREASE SUPPLEMENT

            Reference is made to the Amended and Restated Credit Agreement, dated as of December 15, 2005, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), among Southern California Edison
Company (the "Borrower"), the Lenders named therein, Citicorp North America,
Inc., as Syndication Agent, and Credit Suisse First Boston, Lehman Commercial
Paper Inc. and Wells Fargo Bank, N.A., as Documentation Agents, and JPMorgan
Chase Bank, N.A., as Administrative Agent.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            The Increasing Lender identified on Schedule l hereto (the
"Increasing Lender") and the Borrower agree as follows:

1.    The Increasing Lender hereby irrevocably increases its Commitment to the Borrower by the amount set forth on Schedule 1 hereto (the "Increased
Commitment") pursuant to Section 2.1(d) of the Credit Agreement.  From and
after the Effective Date (as defined below), the Increasing Lender will be a
Lender under the Credit Agreement with respect to the Increased Commitment as well as its existing Commitment under the Credit Agreement, which together shall be its total Commitment under the Credit Agreement.

2.    The Increasing Lender (a) represents and warrants that it is legally authorized to enter into this Commitment Increase Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 of the
Credit Agreement (or, if no such financial statements have been delivered, copies of the financial statements delivered pursuant to Section 4.1 thereof)
and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase
Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit
Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and
(e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a
Lender.

3.    The effective date of this Commitment Increase Supplement shall be the
Effective Date of the Increased Commitment described in Schedule 1 hereto
(the "Effective Date").  Following the execution of this Commitment Increase
Supplement by each of the Increasing Lender and the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than two Business Days after the date of such acceptance and recording by the
Administrative Agent).

4.    Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Increased
Commitment (including payments of principal, interest, fees and other amounts) to the Increasing Lender for amounts which have accrued on and subsequent to the Effective Date.

5.    This Commitment Increase Supplement shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this
Commitment Increase Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Page

                                                                    Schedule 1
                                             to Commitment Increase Supplement

Name of Increasing Lender: _________________________________________________________

Effective Date of Increased Commitment: ____________________________________________

               Principal                      Total Amount of Commitment
               Amount of                         of Increasing Lender
         Increased Commitment:            (including Increased Commitment):
        $_____________________                  $_____________________

[NAME OF INCREASING LENDER],            SOUTHERN CALIFORNIA EDISON COMPANY,
as Increasing Lender                    as Borrower

By:  ____________________________       By:  _______________________________________
Name:                                   Name:
Title:                                  Title:

Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:  ____________________________
Name:
Title: